SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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[X] Preliminary Information Statement
[   ] Confidential for use of the Commission only (as permitted by Rule 14c-5(d)(21))
[   ] Definitive Information Statement

Pax Clean Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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 PAX CLEAN ENERGY, INC.
 1278 Laurel Road
North Saanich, B.C., Canada V8L 5K8
(250) 655-3776
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

INFORMATION STATEMENT
(Preliminary)
___________________

May 28, 2009

To the Stockholders of Pax Clean Energy, Inc.:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of our outstanding voting common stock, par value $0.001 per share (“Common Stock”) have executed written consents in lieu of a meeting to approve the following amendments to our Certificate of Incorporation (the “Amendments”):

(i)	to change our corporate name from “Pax Clean Energy, Inc.” to “Thwapr, Inc.” (the “Name “Change”);

(ii)
to authorize twenty million (20,000,000) shares of blank check preferred stock, par value $0.0001 per share, the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company without approval of the holders of our Common Stock and which may be issued in one or more series (the “Blank Check Preferred Stock”);

(iii)
that certain of our preferred stock would have the right to vote on an “as-converted basis” together with the holders of our Common Stock (not as a separate class) on all matters on which the holders of our Common Stock are entitled to vote, including, but not limited to, amendments to our Certificate of Incorporation affecting the rights of the holders of our Common Stock; and

(iv)	to increase the number of our authorized shares of Common Stock from 300,000,000 to 750,000,000 shares (the “Increase in Authorized Shares”).

Stockholders of record at the close of business on [                     ], 2009 are entitled to notice of this stockholder action by written consent.  Because the written consent of holders of a majority of our outstanding Common Stock satisfies all applicable stockholder voting requirements in order to approve the Amendments, we are not asking you for a proxy.  Please do not send us one.  We are furnishing the Information Statement to you solely to inform you of the approval of the Amendments by holders of a majority of our outstanding Common Stock. Section 228 of the Delaware General Corporation Law requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

Pursuant to Delaware corporate law, our Certificate of Incorporation must be amended in order to permit the authorization of 20,000,000 shares of blank check preferred stock, par value $0.0001 per share.  Subsequently, we plan to file a Certificate of Designation in order to properly set forth the rights and preferences of the Series A Preferred Stock.

The proposed Certificate of Amendment of Certificate of Incorporation, attached hereto as Appendix A, will become effective when we file it with the Secretary of State of Delaware.  We anticipate such filing will occur on or after [ ], 2009, approximately twenty (20) days following mailing of this notice and Information Statement to the stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Paul Leslie Hammond President, Principal Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

PAX CLEAN ENERGY, INC.

INFORMATION STATEMENT
(Preliminary)

INFORMATION CONCERNING THE ACTIONS APPROVED BY WRITTEN CONSENT

Date and Purpose of Written Consent

On March 6, 2009, Pax Clean Energy, Inc. (“we,” “us,” “our,” or the “Company”) entered into a stock purchase agreement (the “Agreement”) with Mobile Video Development, Inc., a Delaware corporation (“MVDI”).  MVDI entered into the Agreement on its own behalf and on behalf of MVDI’s shareholders. Pursuant to the Agreement, we will acquire 100% of the issued and outstanding shares of common stock of MVDI, in exchange for the issuance of approximately 16,000,000 shares of to-be-designated Series A Convertible Preferred Stock of the Company to the shareholders of MVDI (the “Transaction”). In connection with therewith, we agreed, among other things:

(v)	to change our corporate name from “Pax Clean Energy, Inc.” to “Thwapr, Inc.” (the “Name “Change”);

(vi)
to authorize twenty million (20,000,000) shares of blank check preferred stock, par value $0.0001 per share, the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company without approval of the holders of our Common Stock and which may be issued in one or more series (the “Blank Check Preferred Stock”);

(vii)
that certain of our preferred stock would have the right to vote on an “as-converted basis” together with the holders of our Common Stock (not as a separate class) on all matters on which the holders of our Common Stock are entitled to vote, including, but not limited to, amendments to our Certificate of Incorporation affecting the rights of the holders of our Common Stock; and

(viii)	to increase the number of our authorized shares of Common Stock from 300,000,000 to 750,000,000 shares (the “Increase in Authorized Shares”).

The closing of the Transaction is subject to certain conditions, as set forth in the Agreement, including, among other things, that a Material Adverse Event, as defined in the Agreement, shall not have taken place.

On March 20, 2009, stockholders holding approximately 91.67% of our Common Stock signed written consents in lieu of a meeting approving amendments to our Certificate of Incorporation to provide for the items described herein (each, an “Amendment” and collectively, the “Amendments”).

Stockholders Entitled to Vote

Approval of the Amendments requires the written consent of a majority of the holders of our outstanding Common Stock, which is the class of our securities entitled to vote on such matters.  As of March 9, 2009, there were 211,640,000 shares of our Common Stock issued and outstanding. Stockholders of record at the close of business on [                ], 2009, are entitled to receive this notice and Information Statement. We are mailing this Information Statement to such stockholders on or about [                    ], 2009.

Proxies

Since the written consent of holders of a majority of our outstanding Common Stock satisfies all applicable stockholder voting requirements in order to approve the Amendments, we are not asking you for a proxy. Accordingly, no proxies are being solicited.  Please do not send us one.

Consents Received

The Amendments require the consent of the holders of a majority of the shares of our Common Stock.

On March 20, 2009, Hammond Management Corporation and Scientific Biofuel Solutions Ltd., holders of an aggregate of 194,000,000 shares of our Common Stock, delivered written consents to us approving the Amendments.  Hammond Management Corporation and Scientific Biofuel Solutions Ltd., collectively hold approximately 91.67% of our outstanding voting stock. For a detailed breakdown of their holdings, please see “Common Stock Outstanding and Certain Beneficial Owners and Management” on page 3.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the Amendments and we will not independently provide stockholders with any such right.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Pax Clean Energy, Inc., a Delaware corporation (“we,” “ us,” “our,” “Pax,” or the “Company”) acknowledges that this Information Statement as well as other filings with the Securities and Exchange Commission (“SEC”) and our releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “Forward-Looking Statements.”

Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Information Statement and in other disclosures. Finally, Pax’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in Pax’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements.

SUMMARY OF TERMS

Material Terms of the Reverse Merger

The Stock Purchase Agreement (the “Agreement”) entered into by and between the Company and MVDI provided for the following:

-	The Shareholders of MVDI shall acquire one (1) share of the Company’s preferred stock for each share of MVDI common stock, subject to certain rights and preferences as set forth in the Agreement.
-	The Company’s shareholders owning an aggregate of 17,640,000 shares of common stock as of the date of the Stock Purchase Agreement shall retain ownership of such shares.
-	The remaining 194,000,000 shares of common stock held by the officers and directors of the Company will be cancelled upon the execution of the Stock Purchase Agreement.

For a more detailed discussion on the terms of the Agreement, as well as a discussion on the effects of the transaction, please see page 7, “The Reverse Merger.”

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 9, 2009 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the names in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right.  Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name and Address(1)	Number of Shares Beneficially Owned		Percentage Owned(2)
Paul Leslie Hammond(3)	96,400,000	(3)	45.55%
Miodrag Andric(4)	97,600,000	(4)	46.12%
All directors and officers as a group (2 persons)	194,000,000	0	91.67%
Hammond Management Corporation(3)	96,400,000	(3)	45.55%
Scientific Biofuel Solutions Ltd.(4)	97,600,000	(4)	46.12%

(1)	The address of each person listed below is c/o Pax Clean Energy, Inc., 1278 Laurel Road, North Saanich, BC, V8L 5K8, Canada.
(2)	Based upon 211,640,000 shares of Common Stock issued and outstanding as of March 9, 2009.
(3)	Consists of 96,400,000 shares owned by Hammond Management Corporation, a company controlled by Mr. Hammond, with respect to which Mr. Hammond may be deemed to be the beneficial owner.
(4)
Consists of 97,600,000 shares owned by Scientific Biofuel Solutions Ltd., a company controlled by our Chairman, Mr. Andric.  Accordingly, Mr. Andric may be deemed to be the beneficial owners of these shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our officers or directors, nor any of their associates or affiliates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon and described herein. No director has advised that he intends to oppose the Amendments to the Certificate of Incorporation, as more particularly described herein.

THE REVERSE MERGER

We are a “shell company” under the rules of the Securities Exchange Act of 1934. As such, we have no or nominal operations and no significant revenues. We believe we have identified an operating target company that is an ideal candidate for the Reverse Merger. We believe that our stockholders will benefit from the acquisition and ownership of MVDI and the business that it operates.

The following discussion describes the Agreement, MVDI, its financial statements, and all other information relevant to the Reverse Merger. Attached to this Information Statement for reference are: (i) the form of Certificate of Amendment of the Certificate of Incorporation, attached as Appendix A; (ii) MVDI’s audited financial statements for the twelve months ended December 31, 2008, and for the period from March 14, 2007, through December 31, 2007, and for the period from March 14, 2007, through December 31, 2008, attached as Appendix B; (iii) pro-forma consolidated financial statements showing the pro-forma effects of the Reverse Merger, attached as Appendix C; and (iv) the Agreement, dated March 6, 2009, attached hereto as Appendix D.

Terms

On March 6, 2009, we entered into the Agreement with MVDI, which entered into the Agreement on its own behalf and on behalf of MVDI’s shareholders.   Pursuant to the Agreement, we will acquire 100% of the issued and outstanding shares of common stock of MVDI, in exchange for the issuance of approximately 16,000,000 shares of our to-be-designated Series A Convertible Preferred Stock to the shareholders of MVDI.

We are undertaking the issuance of the approximately 16,000,000 shares of Series A Convertible Preferred Stock as consideration to MVDI to enter the Agreement.  In consideration of our Series A Convertible Preferred Stock, MVDI agreed to contribute all of its shares to us.  MVDI’s shares will be free and clear of all encumbrances when transferred to us.

MVDI

MVDI is an early-stage, privately owned, New York-based technology company that targets applications in mobile social media markets by developing wireless video sharing technology.  MVDI is developing a platform technology called THWAPR that is intended to provide multiple solutions and applications for mobile users and wireless carriers.  MVDI’s executive office is located at 229 12th Avenue, New York, NY 10001.

Terms of the Stock Purchase Agreement

-	The Shareholders of MVDI shall acquire one (1) share of the Company’s preferred stock for each share of MVDI common stock, subject to certain rights and preferences as set forth in the Agreement.
-	The Company’s shareholders owning an aggregate of 17,640,000 shares of common stock as of the date of the Stock Purchase Agreement shall retain ownership of such shares.
-	The remaining 194,000,000 shares of common stock held by the officers and directors of the Company will be cancelled upon the execution of the Stock Purchase Agreement.

For additional information regarding the Stock Purchase Agreement, please refer to Appendix D.

Hammond Management Corporation

In a signed undertaking, dated March 5, 2009, Paul Leslie Hammond, the President, and the Sole Officer, Director, and Member of Hammond Management Corporation, agreed to surrender for cancellation, 96,400,000 common shares of the Company, contemporaneously with the Closing.

Scientific Biofuel Solutions Ltd.

In a signed undertaking, dated March 5, 2009, Miodrag Andric, the President, and the Sole Officer, Director, and Member of Scientific Biofuel Solutions Ltd., agreed to surrender for cancellation, 97,600,000 common shares of the Company, contemporaneously with the Closing.

Thwapr, Inc.

We intend for the combined entity, Thwapr, Inc. (“Thwapr”), to be an advertising-supported, mobile video sharing service provider. Thwapr’s technology is designed to be a platform for mobile media sharing with a focus on user generated video content. The technology is intended to support the broadest range of devices and carriers enabling users to share and communicate through rich media directly through their mobile phones.  Thwapr is currently still under development and has begun testing the services.  Thwapr expects to be launched in the United States during the last quarter of 2009.  However, this schedule is based on significant assumptions, including Thwapr’s ability to timely secure adequate financing to maintain and expand its development and marketing operations.  At this time there can be no assurances that Thwapr will be able to raise sufficient funds to execute on its intended business plan.  Additionally, other risk factors remain that could materially affect Thwapr’s ability to complete the development and launch of the THWAPR product, as well as the execution of its business plan.

Regulatory Approval

 On the closing of the Reverse Merger, Pax will file a Form D with the SEC for the issuance of the 20,000,000 shares of Series A Convertible Preferred Stock of Pax, to be issued to the shareholders of MVDI.  Pax intends to rely on the exemption from registration provided by Rule 506, promulgated under Regulation D of the Securities Act of 1933.

Dividends

Not applicable.

Past Contacts, Transactions and Negotiations

Pax was initially formed to establish a biodiesel plant in Serbia but significant due diligence determined the project not to be feasible. Pax then began to search for alternate opportunities.

On or about January 15, 2009, a small shareholder in Pax suggested a possible transaction with MVDI, a private company he was affiliated with that was looking to go public for the purpose of raising financing to execute its business plan.

On January 21, 2009, a series of phones calls occurred between the President of Pax and the Chairman of MVDI introducing themselves to each other and describing the background of the respective companies. On January 26, 2009, both officers had another series of phone calls where terms and conditions were negotiated.

A draft Letter of Intent was circulated on February 2, 2009, revised on February 8, 2009, executed on February 9, 2009 and publicly announced via press release on February 11, 2009.  The Letter of Intent called for Pax to issue 16,000,000 preferred shares in exchange for 100% of the issued share capital of MVDI. The preferred shares were to have 36:1 conversion rights upon the achievement of specific targets being the expiration of a three year term and the achievement of a 10,000,000 subscriber base.

Discussions continued between February 9, 2009 and March 6, 2009 with the legal representative of MVDI regarding various matters and ultimately the Agreement was executed on March 6, 2009.

MVDI Executives who will serve as executives of the Company Post-Merger and Executive Compensation

Bruce Goldstein.  Age 61

Since November, 2008, Mr. Goldstein has served as the Chief Executive Officer of MVDI.  Prior to becoming CEO, Mr. Goldstein served as the acting President of MVDI from March 2007 to November 2008.  Since March 2007, Mr. Goldstein has been a director of MVDI.  Mr. Goldstein was appointed CEO pursuant to an agreement between Universal Management, Inc. and MVDI, dated November 2008.  Mr. Goldstein also presently serves as managing partner of Synthetica Holdings, LLC (“Synthetica”).  Synthetica provides consulting and advisory services.

Mr. Goldstein concurrently serves as the President and CEO of Universal Management, Inc.

Barry Hall.  Age 61

Since November 2008, Mr. Hall has served as the Chief Financial Officer of MVDI.  From March 2007 to November 2008, Mr. Hall served as acting CFO of MVDI.  Since March 2007, Mr. Hall has been a director of MVDI.  Mr. Hall was appointed CFO pursuant to a shareholder’s agreement between Carlaris, Inc. (“Carlaris”) and MVDI, dated November 2008.

Since January 2002, Mr. Hall has served as a managing director of Synthetica.  Mr. Hall concurrently serves as the President of Carlaris, which provides consulting services to MVDI pursuant to a consulting agreement between Carlaris and MVDI, dated April 1, 2009.  Since May 2007, Mr. Hall has served as the President of Hall Manor, Inc., a California based management and financial consulting firm.

From July 2004 until September 2006, Mr. Hall was the President and CFO of Trestle Holding, Inc., an operations, accounting and financial services company.  Mr. Hall also served as CFO of Microwave Photonics, Inc., a cellular wireless infrastructure company, from March 2003 until July 2007.

Maurizio Vecchione.  Age 48

Since founding MVDI in March 2007, Mr. Vecchione has been a board member and its chairman.  Mr. Vecchione serves as a board member and chairman pursuant to a shareholder’s agreement between Synthetica (America) Ltd. and MVDI, dated November 2008.

Since June 2007, Mr. Vecchione has been CEO of Compumed, Inc., which produces medical devices; since November 1998, Chairman of a management consulting firm which provides consulting services to MVDI; since January 2002, Managing Director of Synthetica Holdings; from July 2004, through September 2006, CEO of Trestle Holdings, Inc., a medical device company; and from March 2003, through July 2004, CEO of Microwave Photonics, Inc., a cellular wireless infrastructure company.

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Bruce Goldstein	2007: $82,800 2008: $160,400	$0.00 $0.00	$0.00 $0.00	$82,800 $160,400
Barry Hall	2007: $68,400 2008: $91,200	$0.00 $0.00	$0.00 $0.00	$68,400 $91,200
Maurizio Vecchione	2007: $97,200 2008: $133,800	$0.00 $0.00	$0.00 $0.00	$97,200 $133,800

Closing

The Company and MVDI expect to close the transaction (the “Closing”) within five (5) business days of all of the conditions to Closing, as provided in Article 6 and Article 7 of the Agreement, being fully complied with or waived, however in no event will the Closing take place after July 15, 2009.

More specifically, as provided in Article 6.2 of the Agreement, the Closing will not occur before both the Company and MVDI receive the consent and approval of the following:

(a)
Approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of (A) an amendment to the Company’s Certificate of Incorporation to authorize 20,000,000 shares of blank-check preferred stock; (B) an increase in the Company’s authorized shares of common stock to 750,000,000 shares; (C) a change of the Company’s name to “Thwapr, Inc.” to more accurately reflect the new focus of the Company; and (D) an amendment to the Company’s Certificate of Incorporation to allow for supermajority preferred voting rights;

(b)
The filing with the SEC of a Preliminary 14C Information Statement notifying non-consenting shareholders of the approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of the actions described in Section 6.2(b);

(c)	The filing with the SEC of a Definitive 14C Information Statement;

(d)
The filing with the Delaware Secretary of State of an amended Certificate of Incorporation of the Company designating blank check preferred stock, increasing the Company’s authorized shares of common stock; changing the Company’s name and allowing for supermajority preferred voting rights; and

(e)	The filing with the Delaware Secretary of State of a Certificate of Designation for a class of Series A convertible preferred stock with supermajority preferred voting rights.

The Company and MVDI intend to comply with and receive consents for the conditions listed above prior to Closing.

Please refer to Article 6, Conditions Precedent to Obligations of Buyer, and Article 7, Conditions Precedent to Obligations of the Company, for a complete list of all conditions, which must be met by both MVDI and the Company prior to Closing.  A copy of the Agreement is attached hereto as Appendix D.

Discussion and Analysis of MVDI’s Operations and Financial Condition

The following discussion should be read in conjunction with the financial statements and the related notes included as Appendix B with this information statement. This discussion contains forward-looking statements that involve risks and uncertainties.  MVDI’s actual results could differ significantly from those projected in the forward-looking statements as a result of many factors.

Development Stage Activities

Since inception, MVDI has not conducted any revenue-producing business operations. All of the operating results and cash flows reported in the accompanying financial statements from March 14, 2007, through December 31, 2008, are considered to be those related to the development stage activities and represent the “cumulative from inception” amounts required to be reported pursuant to Statements of Financial Accounting Standards (SFAS) No. 7, Development Stage Enterprises.  MVDI is focusing its efforts in two areas during the development stage.  First, MVDI is devoting substantial time and resources to software development related to the service it intends to provide.  Second, MVDI expects to spend significant time and resources testing the software against a variety of cell phone models, platforms and carriers.

Going Concern

MVDI has sustained operating losses since its inception and has negative working capital and an accumulated deficit as of December 31, 2008. The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if MVDI is unable to continue as a going concern.  MVDI’s ability to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions.  Management is seeking investors and believes that raising capital will allow MVDI to pursue the development of its software and business model.  However, there can be no assurance that MVDI will be able to raise sufficient capital to fully implement its business model.

Recently Issued Accounting Pronouncements

Refer to Note 2 to the Financial Statements for a complete description of recent accounting standards which MVDI has not yet been required to implement and may be applicable to its operation, as well as those significant accounting standards that were recently adopted by MVDI.

Critical Accounting Policies

The preparation of MVDI financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, MVDI evaluates estimates which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Actual results may differ from these estimates.  MVDI base its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from these estimates.

Results of Operations

For the Years Ended December 31, 2008 and the Period from March 14, 2007 (Inception) through December 31, 2007

MVDI had a net loss of $891,552 for the year ended December 31, 2008, compared to a net loss of $454,014 for the period from March 14, 2007, through December 31, 2007.  All expenses incurred were operating expenses.  Operating expenses were $891,552 and $454,014 for the year ended December 31, 2008, and the period from March 14, 2007, through December 31, 2007, respectively. The increase of $437,538 was primarily due to a full year of operating expenses for 2008, and increased activities related to technology development and general business operations partially offset by a decrease in legal expenses.

Liquidity and Capital Resources

Net cash used in operating activities was $769,956 and $450,164 in the year ended December 31, 2008 and the period from March 14, 2007 through December 31, 2007, respectively. The increase of $319,792 in cash used in operating activities was primarily due to a full year of operating activity as well as an increase in technology development activities and general business operations.  This increase was partially offset by an increase in accounts payable and accrued expenses and accounts payable to stockholders totaling $122,496.

Net cash provided by financing activities was $448,800 and $771,676 in the year ended December 31, 2008, and the period from March 14, 2007 through December 31, 2007, respectively.  All financings were from the sale of MVDI’s common stock.

MVDI suffered recurring losses from operations and has an accumulated deficit of $1,345,566 at December 31, 2008.  Primarily as a result of MVDI’s recurring losses and lack of liquidity, MVDI received a report from its independent auditors that includes an explanatory paragraph describing the uncertainty as to MVDI’s ability to continue as a going concern. At December 31, 2008, MVDI had delayed payment of a substantial amount of accounts payable and accrued expenses and reduced expenses to a minimum level. In the first quarter of 2009, MVDI raised $705,000 of additional capital through the sale of common stock to private accredited investors.  During that quarter, MVDI brought current all accounts payables and restored operations to their previous levels.  Also, MVDI no longer had negative working capital at the end of the quarter.  However, unless MVDI obtains liquidity from the sale of stock or is able to borrow money, it may be required to seek to reorganize its business or discontinue operations and liquidate assets. There can be no assurance that MVDI will be able to secure sufficient financing on terms acceptable to MVDI. If additional funds are raised through the issuance of equity securities, the percentage ownership of MVDI’s current stockholders is likely to or will be reduced.

Going Concern Uncertainties

As of December 31, 2008, there is doubt regarding MVDI’s ability to continue as a going concern as it has not generated sufficient cash flow to fund business operations, other than through the sale of shares of common stock and loans from shareholders.  MVDI’s future success and viability, therefore, are dependent upon its ability to generate capital financing.  The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon MVDI and its shareholders.

Capital Expenditures

During the period from March 14, 2007, to December 31, 2008, MVDI did not have any capital expenditures.  All equipment used in the development of its technology prior to December 31, 2008 was rented month-to-month.

Commitments and Contractual Obligations

At December 31, 2008, MVDI did not have and material commitments or contractual obligations

Off-Balance Sheet Arrangements

As of December 31, 2008, MVDI did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

PROPOSAL 1 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME TO THWAPR, INC.

Introduction

On March 20, 2009, our Board of Directors unanimously adopted a resolution approving an amendment to Certificate of Incorporation to change our name from “Pax Clean Energy, Inc.” to “Thwapr, Inc.” (the “Name Change”). Our Board of Directors further directed that this Amendment to our Certificate of Incorporation be submitted for consideration by our stockholders.  On March 20, 2009, the holders of 91.67% of our voting stock approved the Amendment of our Certificate of Incorporation to change our name to “Thwapr, Inc.”  A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.

Reason for the Name Change

Our Board of Directors believes that the name change is in our best interest in order to better reflect the business operations of our combined enterprise following the consummation of our acquisition of MVDI pursuant to the Agreement.

Effective Date of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, a Certificate of Amendment to our Certificate of Incorporation effectuating the Name Change with the Secretary of State of Delaware. This Amendment to our Certificate of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware.  It is presently contemplated that such filing will be made on or about [_____], 2009. A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.  The text of the Certificate of Amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State.

Effect of the Name Change

The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol and our CUSIP number will both change as a result of our Name Change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate(s) will continue to represent shares of our Common Stock as if our name had not changed. Our transfer agent will issue stock certificate(s) with our new name as stock certificate(s) are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of Common Stock, there is no need to send us or our transfer agent your existing stock certificate(s). However, if you wish to turn in your certificate(s) for new certificate(s) with our new name, please contact our transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

Dissenters’ Rights

Under Delaware law, dissenting stockholders are not entitled to appraisal rights with respect to the proposed amendments to our Articles of Incorporation.

PROPOSAL 2 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
AUTHORIZE 20,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Introduction

On March 20, 2009, our Board of Directors unanimously adopted a resolution to amend our Certificate of Incorporation to authorize 20,000,000 shares of blank check preferred stock, the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company without approval of the holders of our Common Stock and which may be issued in one or more series (the “Blank Check Preferred Stock”). Our Board of Directors further directed that this Amendment to our Certificate of Incorporation be submitted for consideration by our stockholders.  On March 20, 2009, the holders of 91.67% of our voting stock approved the Amendment of our Certificate of Incorporation to authorize the Blank Check Preferred Stock. A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.

Effective Date of the Creation of the Blank Check Preferred Stock

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, a Certificate of Amendment to our Certificate of Incorporation creating the Blank Check Preferred Stock with the Secretary of State of Delaware. This Amendment to our Certificate of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made on or about [_____], 2009.  A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A. The text of the Certificate of Amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State.

Reasons for and Effects of Creating Blank Check Preferred Stock

Our Board of Directors believes that the availability of authorized but unissued shares of Blank Check Preferred Stock will provide us with the flexibility to issue such securities for a variety of corporate purposes, such as to make acquisitions through the use of stock, to raise equity capital and to reserve additional shares for issuance under stock plans. Our Board believes that the creation of Blank Check Preferred Stock would facilitate our ability to accomplish a variety of business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock market or exchange.

The Amendment would provide us with increased financial flexibility in meeting future capital requirements by providing another type of security, aside from our Common Stock, that would be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. Such purposes include our acquisition of MVDI pursuant to the Agreement, and in the future are anticipated to include, without limitation, exchanging preferred stock for Common Stock, the issuance for cash as a means of obtaining capital, or issuance as part or all of the consideration required to be paid for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders’ interests.

As discussed above, we intend to designate and issue approximately sixteen million (16,000,000) shares of preferred stock to the shareholders of MVDI.  Pursuant to the terms of the Agreement, each share of preferred stock will be convertible into thirty-six (36) shares of our Common Stock as soon as reasonably practicable.  The preferred stock cannot be sold, transferred, pledged, hypothecated, or converted into shares of the Company’s common stock for a period of at least three (3) years from the date of issuance (the “Lock-Up Period”).  After the Lock-Up Period, the Company may only convert the Preferred Shares if the combined Pax/MVDI entity obtains a minimum of ten (10) million subscribers for the THWAPR technology.  The Preferred Shares will have 5:1 voting rights.  If all of the shares of Series A Preferred Stock are converted into shares of Common Stock, an additional 576,000,000 shares of Common Stock will be issued and outstanding, which will result in immediate and substantial dilution to the shareholders of the Company immediately prior to such conversion.

Following the issuance of these shares, we will have 4,000,000 shares of Blank Check Preferred Stock authorized but unissued, and available for future use.

Dissenters’ Rights

Under Delaware law, dissenting stockholders are not entitled to appraisal rights with respect to the proposed Amendment to our Articles of Incorporation.

PROPOSAL 3 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
PROVIDE FOR THE CREATION OF PREFERRED STOCK
WITH SPECIAL VOTING RIGHTS

Introduction

On March 20, 2009, our Board of Directors unanimously adopted a resolution to amend our Certificate of Incorporation to provide for the creation of one or more series of preferred stock which would have the right to vote on an “as-converted basis” together with the holders of our Common Stock (not as a separate class) on all matters on which the holders of our Common Stock are entitled to vote, including, but not limited to, amendments to our Certificate of Incorporation affecting the rights of the holders of our Common Stock (the “Special Voting Rights”).  Our Board of Directors further directed that this Amendment to our Certificate of Incorporation be submitted for consideration by our stockholders.  On March 20, 2009, the holders of 91.67% of our voting stock approved the Amendment of our Certificate of Incorporation to provide for the creation of preferred stock with Special Voting Rights. A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.

 Effective Date of the Provision for the Creation of Preferred Stock with Special Voting Rights

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, a Certificate of Amendment to our Certificate of Incorporation providing for the creation of preferred stock with Special Voting Rights with the Secretary of State of Delaware. This Amendment to our Certificate of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware.  It is presently contemplated that such filing will be made on or about [_____], 2009.  A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.  The text of the Certificate of Amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State.

Reasons for and Effects of Providing for the Creation of Preferred Stock with Special Voting Rights

The reasons for providing for the creation of preferred stock with Special Voting Rights are analogous to the reasons discussed above for creating Blank Check Preferred Stock. See “Proposal 2 - Amendment to Our Certificate of Incorporation to Authorize 20,000,000 Shares of Blank Check Preferred Stock --   Reasons for and Effects of Creating Blank Check Preferred Stock”  on page 15. Our Board of Directors believes that the availability of preferred stock with Special Voting Rights will facilitate our ability to accomplish a variety of business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock market or exchange. The Amendment would provide us with increased flexibility in meeting future capital requirements by providing a type of security with voting rights that are superior to the voting rights of our other securities, which we feel would be particularly attractive to our future investors.

The Special Voting Rights would provide the holders of the preferred stock the right to vote with the holders of our Common Stock, as to all matters on which the holders of our Common Stock are entitled to vote, on an “as converted basis.”  This means that the preferred shareholders will be entitled to participate in all votes of our Common Stockholders with the number of votes equal to the number of shares of Common Stock into which such shares of preferred stock could be converted immediately prior to the meeting date or effective date of the written consent. Accordingly, any issuance of preferred stock with Special Voting Rights would, effectively, increase the number of outstanding shares entitled to vote and increase the number of votes required to approve each matter being voted upon by holders of our Common Stock.

This could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company, because it would increase the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of preferred stock with Special Voting Rights would also render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue shares of preferred stock with Special Voting Rights could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of shares of preferred stock with Special Voting Rights to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

As discussed above, while the Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders’ interests.

We intend to designate and issue approximately sixteen million (16,000,000) shares of preferred stock to the shareholders of MVDI, each of which will be convertible into thirty-six (36) shares of our Common Stock, subject to the conditions set forth in the Agreement, and will have the Special Voting Rights described above.

Dissenters’ Rights

Under Delaware law, dissenting stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Articles of Incorporation.

PROPOSAL 4 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE OUR AUTHORIZED SHARES FROM 300,000,000 TO 750,000,000 SHARES

Introduction

We are currently authorized by our Certificate of Incorporation to issue 300,000,000 shares of Common Stock, $0.001 par value per share.

On March 20, 2009, our Board of Directors unanimously adopted a resolution declaring it advisable to amend our Certificate of Incorporation to increase our authorized shares of Common Stock from 300,000,000 to 750,000,000 (the “Increase in Authorized Shares”).  Our Board of Directors further directed that this Amendment to our Certificate of Incorporation be submitted for consideration by our stockholders.  On March 20, 2009, the holders of 91.67% of our voting Common Stock approved the Increase in Authorized Shares.  A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.

Effective Date of the Authorized Shares Increase

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, a Certificate of Amendment to our Certificate of Incorporation effectuating the Increase in Authorized Shares with the Secretary of State of Delaware. This Amendment to our Certificate of Incorporation will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State of Delaware.  It is presently contemplated that such filing will be made on or about [_______], 2009. A copy of the Certificate of Amendment to our Certificate of Incorporation is attached to this Information Statement as Appendix A.  The text of the Certificate of Amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Increase in Authorized Shares.

Reasons for Authorized Shares Increase

Our Board of Directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our Common Stock to allow for the issuance of shares of our Common Stock or other securities in connection with such potential issuances and such other purposes as our Board of Directors determines. The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized Common Stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

In particular, the increase in the Increase in Authorized Shares will enable us to effectuate the Transaction with MVDI.  As described above, we intend to designate and issue approximately sixteen million (16,000,000) shares of Series A Preferred Stock to the shareholders of MVDI (see “Proposal 3 - Amendment to Our Certificate of Incorporation to Authorize 20,000,000 Shares of Blank Check Preferred Stock”), each share of Series A Preferred Stock will be convertible into thirty-six (36) shares of our Common Stock, subject to the conditions set forth in the Agreement. Accordingly, we are required to increase our authorized shares in order to be able to issue an aggregate of 576,000,000 shares of our Common Stock, which are potentially issuable upon full conversion of the Preferred Shares.

We do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Our issuance of additional shares of Common Stock through the conversion of the Series A Preferred Stock may result in substantial dilution to our existing stockholders, and such issuances may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock.  It may also adversely affect the market price of our Common Stock.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the Increase in Authorized Shares, and we will not independently provide stockholders with any such right.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-K, dated April 30, 2008, as filed with the SEC on August 7, 2008.

By Order of the Board of Directors

/s/ Paul Leslie Hammond
Paul Leslie Hammond
President, Principal Executive Officer
May 28, 2009
North Saanich, B.C., Canada

APPENDIX A

CERTIFICATE OF AMENDMENT
 OF
 CERTIFICATE OF INCORPORATION
 OF
PAX CLEAN ENERGY, INC.
 a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

PAX CLEAN ENERGY, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST:    That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article I of the Corporation’s Amended and Restated Certificate be amended to read as follows:

FIRST: “The name of this Corporation is: Thwapr, Inc.”

RESOLVED FURTHER, that Article IV of the Certificate of Incorporation of the Corporation be amended in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 770,000,000 shares, of which 750,000,000 shares shall be shares of common stock, par value $0.001 per share (the “Common Stock”), and 20,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).  The shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the holders of our Common Stock, except as otherwise provided by applicable law. One or more series of Preferred Stock may be created, including Preferred Stock that has the right to vote on an “as-converted basis” together with the holders of the Common Stock (not as a separate class) on all matters on which the holders of Common Stock are entitled to vote, including, but not limited to, amendments to the Corporation’s Certificate of Incorporation affecting the rights of the holders of Common Stock. The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Preferred Stock, shall be provided for in a resolution or resolutions adopted by the Board of Directors of the Corporation and set forth in a certificate of designation executed, acknowledged and filed as provided in Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article FOURTH.”

SECOND:    That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the GCL, a majority of the Corporation’s stockholders approved and authorized the foregoing amendments (the “Amendments”) by written consent in lieu of a meeting.

THIRD:    That the Amendments were duly adopted in accordance with the provisions of Section 242 of the GCL.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Paul Leslie Hammond, its duly authorized President and Principal Executive Officer this _________day of _______, 2009.

By: ____________________
Paul Leslie Hammond
President, Principal Executive Officer

APPENDIX B

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008
AND THE PERIODS
FROM MARCH 14, 2007 (DATE OF INCEPTION)
THROUGH DEMBER 31, 2007
AND FROM MARCH 14, 2007
THROUGH DECEMBER 31, 2008

MOBILE VIDEO DEVELOPMENT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Mobile Video Development, Inc.

We have audited the accompanying balance sheets of Mobile Video Development, Inc. (a development stage Company) (the "Company") as of December 31, 2008 and 2007 and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2008, for the period from March 14, 2007 (date of inception) through December 31, 2007, and for the period from March 14, 2007 through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Video Development, Inc. as of December 31, 2008 and 2007, and the results of its operations and cash flows for the year ended December 31, 2008, for the period from March 14, 2007 through December 31, 2007, and for the period from March 14, 2007 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained operating losses, continues to use cash in its operating activities and has negative working capital and an accumulated deficit at December 31, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rose, Snyder & Jacobs
A Corporation of Public Accountants

Encino, California

April 27, 2009

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436
PHONE: (818) 461-0600 • FAX: (818) 461-0610

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

ASSETS

	December 31,
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$356	$321,512
TOTAL CURRENT ASSETS	356	321,512
OTHER ASSETS
Deposits	900	-
TOTAL ASSETS	$1,256	$321,512
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$75,222	$3,850
Accounts payable to shareholders	51,124	-
TOTAL CURRENT LIABILITIES	126,346	3,850
SHAREHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 14,735,712 and 14,285,712 shares issued and outstanding	1,474	1,429
Additional paid-in capital	1,219,002	770,247
Deficit accumulated during the development stage	(1,345,566)	(454,014)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	(125,090)	317,662
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$1,256	$321,512

See report of independent registered public accounting firm
and notes to financial statements.

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIODS
FROM MARCH 14, 2007 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2007 AND
FROM MARCH 14, 2007 THROUGH DECEMBER 31, 2008

	Year Ended December 31, 2008	March 14, 2007 (Date of Inception) through December 31, 2007	March 14, 2007 (Date of Inception) through December 31, 2008
REVENUE	$-	$-	$-
COST OF SALES	-	-	-
GROSS PROFIT	-	-	-

OPERATING EXPENSES:
Legal services	18,942	30,174	49,116
Website development	16,573	12,000	28,573
Technology development	288,329	91,197	379,526
Marketing expenses	32,055	-	32,055
Consulting fees to Synthetica	428,600	284,400	713,000
Other consulting fees	56,390	24,400	80,790
Taxes	936	750	1,686
Other operating expenses	49,727	11,093	60,820
TOTAL OPERATING EXPENSES	891,552	454,014	1,345,566
LOSS FROM OPERATIONS	(891,552)	(454,014)	(1,345,566)
NET LOSS	$(891,552)	$(454,014)	$(1,345,566)
Basic and diluted loss per share	$(0.06)	$(0.03)
Weighted average shares outstanding	14,474,810	14,285,712

See report of independent registered public accounting firm
and notes to financial statements.

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIODS
FROM MARCH 14, 2007 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2007 AND
FROM MARCH 14, 2007 THROUGH DECEMBER 31, 2008

	Year Ended December 31, 2008	March 14, 2007 (Date of Inception) through December 31, 2007	March 14, 2007 (Date of Inception) through December 31, 2008
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(891,552)	$(454,014)	$(1,345,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in:
Deposits	(900)	-	(900)
Accounts payable and accrued expenses	71,372	3,850	75,222
Accounts payable to shareholders	51,124	-	51,124
NET CASH USED IN OPERATING ACTIVITIES	(769,956)	(450,164)	(1,220,120)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	448,800	771,676	1,220,476
NET CASH PROVIDED BY
FINANCING ACTIVITIES	448,800	771,676	1,220,476
NET INCREASE (DECREASE) IN CASH	(321,156)	321,512	356
CASH AT BEGINNING OF PERIOD	321,512	-	-
CASH AT END OF PERIOD	$356	$321,512	$356

SUPPLEMENTARY DISCLOSURE:
Income taxes paid in cash	$1,550	$-	$1,550

See report of independent registered public accounting firm
and notes to financial statements.

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD
FROM MARCH 14, 2007 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2007

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
BALANCE, MARCH 14, 2007 (Date of Inception)	-	$-	$-	$-	$-
Issuance of shares to founders	4,285,712	429	(429)	-	-
Issuance for cash ($0.07 per share)	10,000,000	1,000	770,676	-	771,676
Net loss	-	-	-	(454,014)	(454,014)
BALANCE, DECEMBER 31, 2007	14,285,712	1,429	770,247	(454,014)	317,662
Issuance for cash ($1.00 per share)	450,000	45	448,755	-	448,800
Net loss	-	-	-	(891,552)	(891,552)
BALANCE, DECEMBER 31, 2008	14,735,712	$1,474	$1,219,002	$(1,345,566)	$(125,090)

See report of independent registered public accounting firm
and notes to financial statements.

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Operations

Mobile Video Development, Inc. (the "Company") was formed on March 14, 2007. The purpose of the Company is to develop software and the corresponding user interface that will allow mobile phone users to send videos and pictures captured on their phones to other mobile phone users regardless of device, platform or carrier. The Company plans to derive revenues from advertising on its website and imbedded into the videos as well as selling premium services to its customers. The Company expects to launch the service in a test market in late 2010 but does not expect to have revenues until such time that a significant number of users have signed up for and are using the service.

Development Stage Activities

Since inception the Company has not conducted any revenue producing business operations. All of the operating results and cash flows reported in the accompanying financial statements from March 14, 2007 through December 31, 2008 are considered to be those related to the development stage activities and represent the 'cumulative from inception' amounts required to be reported pursuant to Statements of Financial Accounting Standards ("SFAS") No. 7, "Development Stage Enterprises." The Company is focusing its efforts in two areas during the development stage. First, the Company is devoting substantial time and resources to software development related to the service it intends to provide. Second, the Company will spend significant time and resources testing the software against a variety of cell phone models, platforms and carriers.

Going Concern

The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's ability to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management is seeking investors and believes that raising capital will allow the Company to pursue the development of its software and business model. However, there can be no assurance that the Company will be able to raise sufficient capital to fully implement its business model.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

See report of independent registered public accounting firm

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying amount of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

Technology Development

Technology development costs are charged to expense when incurred. These costs primarily include the costs associated with the development and testing of video and picture sharing technology. During the year ended December 31, 2008 and the period from March 14, 2007 (inception) through December 31, 2007, technology development costs amounted to $288,329 and $91,197, respectively. From March 14, 2007 (inception) through December 31, 2008, technology development costs amounted to $379,526.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

Earnings (Loss) per Share

The Company utilizes SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." Management believes that the implementation of this standard will have no material impact on the Company's financial position and results of operations.

In June 2008, the FASB issued FSP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 clarified that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders. Awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. Management is currently assessing the impact of FSP EITF 03-6-1 on the Company's financial position and results of operations.

See report of independent registered public accounting firm

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. Management is currently assessing the impact of EITF 07-5 on the Company's financial position and results of operations.

In June 2008, the FASB ratified EITF Issue No. 08-3, "Accounting by Lessees for Maintenance Deposits Under Lease Arrangements" ("EITF 08-3"). EITF 08-3 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. E ITF 08-3 is effective for fiscal years beginning after December 15, 2008. Management is currently assessing the impact of EITF 08-3 on the Company's financial position and results of operations.

In April 2008, the FASB issued FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP FAS 142-3"). FSP FAS 142 3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets". FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. Management does not expect the adoption of FSP FAS 142-3 will have a material impact on the Company's financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), an amendment of FASB Statement No. 133. SFAS No. 161 requires enhanced disclosures about a company's derivative and hedging activities. These enhanced disclosures will discuss (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company's financial position, results of operations, and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. The Company does not anticipate that the adoption of this accounting pronouncement will have a material effect on the financial statements.

In February 2008, the FASB issued FASB Staff Position No. 157-2, "Effective Date of FASB Statement No. 157", which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. Therefore, the Company will delay application of SFAS 157 to its nonfinancial assets and nonfinancial liabilities. Management does not anticipate that the delayed adoption of this accounting pronouncement will have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141(R)"), and SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS 160"). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS 141(R) is required to be adopted concurrently with SFAS 160 and is effective for business combination transactions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. Management expects SFAS 141(R) will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

See report of independent registered public accounting firm

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2007, the FASB issued FASB Staff Position ("FSP") FIN No. 48-1, "Definition of Settlement in FASB Interpretation No. 48" ("FSP FIN No. 48-1"). FSP FIN No. 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN No. 48-1 is effective for fiscal years beginning after December 15, 2006 in accordance with the initial adoption date of Interpretation 48. The adoption of this standard did not have a significant impact on the Company's financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" — Including an Amendment of SFAS No. 115 ("SFAS 159"), which permits an entity to measure certain financial assets and financial liabilities at fair value that are not currently required to be measured at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by instrument basis, with a few exceptions. SFAS 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities. The statement also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of this standard did not have a significant impact on the Company's financial condition or results of operations.

3.	RELATED PARTY TRANSACTIONS Payment for Consulting Services

Principals of Synthetica Holdings, LLC ("Synthetica"), a shareholder of the Company, provide general management services to the Company in the form of a Chairman, CEO and CFO. Amounts paid to Synthetica principals were in lieu of salaries and represented compensation for services rendered as executives and directors of the Company. During the year ended December 31, 2008 and the period from March 14, 2007 (date of inception) through December 31, 2007, the amount paid to Synthetica principals in aggregate was $377,476 and $284,400, respectively. From March 14, 2007 through December 31, 2008, the Company paid $661,876 to Synthetica principals. The balance due to the principals of Synthetica amounted to $51,124 and $0 at December 31, 2008 and 2007, respectively.

4.	COMMITMENTS AND CONTINGENCIES

Cash Deposits

The Company maintains its cash at a financial institution. The account is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. On October 3, 2008, the FDIC temporarily increased its coverage from $100,000 to $250,000 per depositor through December 31, 2009. The Company's cash account, at times, may exceed federally insured limits.

Development Contract

The Company has a contract with one vendor to develop the software and the corresponding user interface that will allow mobile phone users to send videos and pictures captured on their phone to other mobile phone users. The contract can be terminated by the Company with a 15-day notice or by the vendor with a 30-day notice.

See report of independent registered public accounting firm

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

5.	INCOME TAXES

The Company has adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes", and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company is subject to examination for all years it has filed income tax returns. The Company's net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed. The Company's policy is to include interest and penalties related to unrecognized tax benefits within the provision for income taxes. The Company's review of prior year tax positions using the criteria and provisions presented in FIN 48 did not result in a material impact on the Company's financial position or results of operations.

At December 31, 2008, the Company has net operating loss carryforwards available for federal tax purposes, which expire from 2027 to 2028. The amount of net operating losses which may be utilized in future years may be subject to significant annual limitations should an ownership change occur. The Company also has operating loss carryforwards available for California income tax purposes, which expire from 2018 to 2019.

At December 31, 2008 and 2007, total deferred income tax assets consist principally of net operating loss carryforwards in amounts still to be determined. For financial reporting purposes, a valuation allowance has been recognized in an amount equal to such deferred income tax assets due to the uncertainty surrounding their ultimate realization.

6.	SUBSEQUENT EVENTS Stock Purchase Agreement

On March 6, 2009, Pax Clean Energy, Inc. ("Pax"), a publicly traded company, entered into a stock purchase agreement (the "Agreement") with the Company. Pursuant to the Agreement, PAX will acquire 100% of the issued and outstanding shares of common stock of the Company, in exchange for the issuance of approximately 16,000,000 shares of to-be-designated Series A Convertible Preferred Stock of PAX (the "Preferred Shares") to the shareholders of the Company (the "Exchange"). The Preferred Shares cannot be sold, transferred, pledged, hypothecated, or converted into shares of Pax's common stock for a period of at least three (3) years from the date of issuance (the "Lock-Up Period"). After the Lock-Up Period, the Preferred Shares may be converted only if the combined Pax/Company entity obtains a minimum of ten (10) million subscribers for the Company's services. The Preferred Shares will have 5:1 voting rights and a conversion rate of 36:1.

The Agreement between Pax and the Company is subject to certain closing conditions ("Closing Conditions") including, but not limited to:

(a) Approval by the majority of the holders of Pax's issued and outstanding shares of common stock of (A) an amendment to Pax's Certificate of Incorporation to authorize 20,000,000 shares of blank-check preferred stock; (B) an increase in Pax's authorized shares of common stock to 750,000,000 shares; (C) a change of Pax's name to "Thwapr, Inc." to more accurately reflect the new focus of the new resultant entity; and (D) an amendment to Pax's Certificate of Incorporation to allow for supermajority preferred voting rights;

See report of independent registered public accounting firm

MOBILE VIDEO DEVELOPMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

6.	SUBSEQUENT EVENTS (Continued)

(b)  The filing with the SEC of a Preliminary 14C Information Statement (the "Preliminary 14C") notifying non-consenting shareholders of the approval by the majority of the holders of Pax's issued and outstanding shares of common stock of the actions described in Section (a) above;

(c)   The filing with the SEC of a Definitive 14C Information Statement;

(d)   The filing with the Delaware Secretary of State of an amended Certificate of Incorporation of Pax designating blank check preferred stock; increasing the Company's authorized shares of common stock; changing Pax's name; and allowing for supermajority preferred voting rights; and

(e)    The filing with the Delaware Secretary of State of a Certificate of Designation for the Preferred Shares.

Issuance of Common Stock

During the first quarter of 2009, 705,000 shares of common stock were issued to an investor for $705,000 in cash.

See report of independent registered public accounting firm

APPENDIX C

PAX CLEAN ENERGY, INC.
(Formerly Pax Biofuels Inc.)
(A Shell Company)

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated financial statements give effect to the acquisition of Mobile Video Development Inc. (called "MVDI") by  PAX Clean Energy, Inc. (called "PAX")

By Stock Purchase Agreement dated March 6, 2009, MVDI, a private corporation incorporated in Delaware on March 14, 2007 and its stockholders, agreed to exchange 16,000,000 Series A preferred shares from PAX, a public shell corporation incorporated in Delaware on February 5, 2007, in exchange for 100% of the issued and outstanding capital stock of MVDI.

On Closing, PAX will change its name to Thwapr, Inc. to better reflect the future direction and business of the Company.

Prior to the acquisition there was no common ownership of stock so there will be a change in the beneficial ownership of PAX. The acquisition of MVDI by PAX is considered a reverse merger with MVDI being treated as the accounting parent (legal subsidiary) and PAX being treated as the accounting subsidiary (legal parent).

The following pro forma consolidated balance sheet includes the balance sheet of MVDI as of December 31, 2008 and PAX as of January 31, 2009 as if the acquisition ocurred on December 31, 2008.

The pro forma consolidated balance sheet for January 31, 2009 should be read in conjunction with the separate historical audited financial statements for both MVDI and PAX , appearing elsewhere herein, as follows:

(i)	for PAX, audited financial statements for the years ended April 30, 2008 and 2007

(ii)	for MVDI, audited financial statements for the year ended December 31, 2008 and the period from March 14, 2007 through December 31, 2007.

The fiscal year end of PAX is April 30 and of MVDI is December 31.

Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination. That is, the transaction is equivalent to the issuance of stock by MVDI for the net assets of PAX, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded. Because the transaction is accounted for as a capital transaction, the pro forma financial statements do not include an income statement. In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding PAX shares for the new merged entity. Additionally, PAX's accumulated deficit and additional paid-in capital accounts have been eliminated, while MVDI's accumulated deficit remains.

PAX CLEAN ENERGY, INC.
(Formerly Pax Biofuels Inc.)
(A Development Stage Company)
PRO FORMA CONSOLIDATED BALANCE SHEET
As of January 31, 2009

	Pax Clean Energy, Inc.	Mobile Video Development, Inc.		Pro Forma	Pro Forma
	January 31,	December 31,		Adjustments	Consolidated
	2009	2008		(Note 2)
	$	$		$	$
	(A)	(B)

ASSETS

Current Assets
Cash	200	356			556
	200	356			556

Furniture, fixtures and equipment, net	1,189				1,189
Deposits	-	900			900

	1,389	1,256		0	2,645

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	79,216	75,222	2	(4,216)	150,222
Due to related parties	155,222	51,124	1	(155,222)	51,124
	234,438	126,346		(159,438)	201,346

STOCKHOLDERS' DEFICIT

Common Stock
Authorized:
100,000,000 common shares authorized, with a $ 0.0001 par value

Issued and outstanding:
17,640,000 common shares	68,200	1,220,476	3	(1,271,036)	17,640
16,000,000 preferred shares			3	1,600	1,600
Additional paid in capital			3	1,127,625	1,127,625
Deficit accumulated during the development phase	(301,249)	(1,345,566)	1	155,222	(1,345,566)
			2	4,216
			3	141,811

	(233,049)	(125,090)		159,438	(198,701)

	1,389	1,256		0	2,645

The accompanying notes are an integral part of these pro forma financial statements

PAX CLEAN ENERGY, INC.
(Formerly Pax Biofuels Inc.)
(A Development Stage Company)
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Share Exchange Transaction

By Stock Purchase Agreement dated March 6, 2009, MVDI, a private corporation incorporated in Delaware on March 12, 2007 and its stockholders, agreed to exchange 16,000,000 Series A preferred shares from Pax, a public shell corporation incorporated in Delaware on February 5, 2007  for 100% of the issued and outstanding capital stock of MVDI.

On Closing, Pax Clean Energy, Inc. will change its name to Thwapr, Inc. to better reflect the future direction and business of the Company.

Prior to the acquisition there was no common ownership of stock so there will be a change in the beneficial ownership of Pax. The acquisition of MVDI by Pax is considered a reverse merger with MVDI being treated as the accounting parent (legal subsidiary) and Pax being treated as the accounting subsidiary (legal parent).

NOTE 2 - Pro Forma Adjustments

A	Derived from the reviewed balance sheet of Pax Clean Energy, Inc. as of January 31, 2009

B	Derived from the audited balance sheet of Mobile Video Data, Inc. as of December 31, 2008

Pro Forma Adjustments:

1	Cancellation of amounts due to related parties in Pax

2	Assumption by management of accounts payable and accrued liabilities in Pax in excess of $ 75,000

3	Issuance of 16,000,000 preferred shares having a par value of $ 0.0001 each by Pax for 100% of MVDI and cancellation of 194,000,000 common shares of Pax as a result of the merger transaction.

NOTE 3 - Issued and Outstanding Shares

The 17,640,000 common shares of Pax issued and outstanding after the acquisition are held by non-management shareholders existing before the acquisition

The 16,000,000 preferred shares of Pax issued and outstanding after the acquisition are held indirectly by both management and non-management shareholders of MVDI existing before the acquisition

APPENDIX D
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 6th day of March, 2009, by and among MOBILE VIDEO DEVELOPMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Buyer”), PAX CLEAN ENERGY, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company plans to designate a class of stock to be designated as shares of Series A Convertible Preferred Stock (the “CompanyShares”); and

WHEREAS, Buyer desires to acquire the Company, and the Company wishes to be acquired by the Buyer, in each case in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, this transaction is motivated, in part, by the ability of the post-closing public vehicle to privately place approximately $2,000,000 in new equity capital in a transaction which takes place as soon as reasonably practicable following the Closing and the proceeds of which the Company intends to use to execute its business plan; and

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, in consideration for shares of capital stock of the Buyer (the “Buyer’s Shares”), Buyer will purchase from the Company one share of the Company Shares for each share of the Buyer’s Shares;

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  The following words shall have the respective meanings given to them in this Article 1.

1.1.1	“Action” has the meaning set forth in Section 3.7.

1.1.2
“Affiliate” means with respect to any Person, any other Person which is controlling, controlled by, or under common control with, directly or indirectly, the Person referred to, and, if the Person referred to is a natural Person, any member of such Person’s immediate family.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.3
“Agreement” means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including all Schedules and Exhibits attached hereto, as well as other documents to be furnished by the Parties as provided herein, which other documents shall be collectively referred to as the “Related Documents.”

1.1.4	“Business” means any and all business activities in which the Company is engaged, as such business is conducted by the Company on the date hereof and as of the Effective Time.

1.1.5	“Buyer” has the meaning set forth in the Preamble to this Agreement.

1.1.6	“Buyer’s Counsel Legal Opinion” means the legal opinion letter of counsel to Buyer, David Altshuler, Esq., in favor of the Company in such form as the Company shall reasonably require.

1.1.7	“Buyer’s Shares” means 100% of the issued and outstanding shares of Buyer’s common stock, par value $0.0001 per share, to be delivered to the Company by Buyer hereunder.

1.1.8	“Closing” means the consummation of the transactions contemplated by this Agreement, as provided for in Section 2.3.

1.1.9	“Closing Date” means the date on which the Closing occurs in accordance with this Agreement.

1.1.10	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.1.11	“Company” has the meaning set forth in the Recitals to this Agreement.

1.1.12	“Company’s Counsel Legal Opinion” means the legal opinion letter of counsel to the Company, Gersten Savage LLP, in favor of Buyer and its counsel in such form as Buyer may reasonably require.

1.1.13
“Company Shares” means the shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, with supermajority voting rights and such other rights and preferences as are specified in the Certificate of Designation, a form of which is attached hereto as Exhibit A, to be sold by the Company to Buyer hereunder.

1.1.14	“Confidential Information” has the meaning set forth in Section 5.1(b).

1.1.15
“Contract” means any written or oral contract, agreement, arrangement, understanding, lease, indenture, mortgage, deed of trust, evidence of indebtedness, commitment or instrument, open purchase order or offer, to which the Company is a party or by which it or any of its assets is bound.

1.1.16	“Effective Time” means the effective time of the Closing, which shall be deemed to be as of 12:01 a.m. Eastern Time on the Closing Date.

1.1.17	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.1.18	“Escrow Agent” means Gersten Savage LLP.

1.1.19
“Financial Statements” means (a) the unaudited balance sheets of the Company as of October 31, 2008 and (b) the related unaudited quarterly statements of earnings, stockholders’ equity, changes in financial position and cash flows for the respective periods then ended, together, as to all the foregoing, with any notes or schedules thereto.

1.1.20
“GAAP” means the accounting principles generally accepted in the United States, including as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied consistently throughout the periods involved.

1.1.21
“Government” means the United States of America, any other nation or state, any federal, bilateral or multilateral governmental authority, state, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

1.1.22
“Income Taxes” means any Tax imposed upon or measured by net income or gross income (excluding any Tax based solely on gross receipts) including any interest, penalty, or additions thereto, whether disputed or not.

1.1.23	“Indemnified Person” means a person entitled to indemnification pursuant to Article 8 of this Agreement.

1.1.24	“Indemnifying Party” means the party required to indemnify and hold harmless such Indemnified Person.

1.1.25	“IRS” means the United States Internal Revenue Service.

1.1.26
“Knowledge” means, with respect to any Person, such Person’s actual knowledge of facts or other information, after having made (a) due inquiry of any other Person who is primarily responsible for, and/or the primary custodian of records pertaining to, the subject matter as to which such Person’s knowledge is being asserted, and  (b) due investigation of all files and records in the possession or control of such Person and pertaining to the subject matter as to which such Knowledge is being asserted.  The words “know,” “knowing” and “known” shall be construed accordingly.

1.1.27
“Law” means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by any such statute, law, ordinance, decree, order, injunction, rule, directive, or regulation.

1.1.28
“Liabilities” or “Liability” means all debts, adverse claims, liabilities and/or obligations, direct, indirect, absolute or contingent, liquidated or unliquidated, whether accrued, vested or otherwise, and whether or not reflected or required to be reflected on the financial statements of a Person.

1.1.29
“Lien” means any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, easement, restriction or other encumbrance, including, without limitation, any liens arising in respect of any Tax.

1.1.30
“Losses” means any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and costs and expenses, including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation, reasonable attorneys’ fees and costs, and reasonable out-of-pocket disbursements.

1.1.31
“Material Adverse Effect” means any material adverse effect on (a) the Business, properties, assets, liabilities, profits, operations, results of operations or condition (financial or otherwise) of the Company, or (b) the validity or enforceability of this Agreement and/or any or all of the Related Documents, or the authority or ability of the Company to perform its obligations pursuant to this Agreement, but shall not be deemed to include (i) any adverse changes resulting from general economic, regulatory or political conditions, (ii) circumstances that affect the industries in which the Company operates generally unless expressly directed at or disproportionately affecting the Company, or (iii) any other event or occurrence which would customarily be considered to be force majeure in contracts of this type.

1.1.32	“Material Adverse Event” means the occurrence of any event, fact or circumstance that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company

1.1.33	“Material Contracts” has the meaning set forth in Section 3.10(a).

1.1.34	“Order” means an order, writ, injunction, or decree of any court or Government.

1.1.35
“Ordinary Course” means, with respect to the Business of the Company, only the ordinary course of commercial operations customarily engaged in by the Company consistent with industry norms and the Company’s prior practices, and specifically does not include (a) any activity (i) involving the purchase or sale of the Company or of any product line or business unit of the Company, (ii) involving modification or adoption of any Plan, or (iii) which requires approval by the board of directors or shareholders of the Company, or (b) the incurrence of any material Liability for any tort or any breach or violation of or default under any Contract or Law.

1.1.36	“Party” or “Parties” means any one or more of the parties to this Agreement, as the context may require.

1.1.37
“Permitted Liens” means, collectively, (a) Liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings, (b) Liens for landlords, common carriers, warehousemen, mechanics, materialmen, laborers, employees, suppliers, vendors in the ordinary course of business or similar liens arising by operation of law for amounts which are owed, but not yet delinquent, (c) purchase money security interests relating to the acquisition of goods in the Ordinary Course equal to, or less than, Five Thousand Dollars ($5,000) per individual acquisition, (d) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal, and (e) Liens arising from or related to immaterial indebtedness or capital leases of the Company or its Subsidiaries equal to, or less than, Five Thousand Dollars ($5,000) in each case.

1.1.38
“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government entity (or any department, agency or political subdivision thereof).

1.1.39
“Plan” means any agreement, arrangement, plan, or policy, whether or not written, that involves (a) any pension, retirement, profit sharing, savings, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare, or incentive plan; or (b) welfare or “fringe” benefits, including without limitation vacation, holiday, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits; or (c) any employment, consulting, engagement, or retainer agreement.

1.1.40	“Sponsor” means any employer who is participating (or who has participated) in any Plan.

1.1.41
“Tax” or “Taxes” means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and foreign (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value added and excise taxes; pension guaranty and other similar premiums; and any other Government charges of the same or similar nature; including any interest, penalty or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.  Any one of the foregoing Taxes shall be referred to sometimes as a “Tax.”

1.1.42
“Tax Returns” means all reports, estimates, declarations, claims for refund, information statements and returns relating to or required by Law to be filed by the Company in connection with any Taxes, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes and Taxes payable by, pursuant to, or in connection with, any Plans, including any amendment or supplement thereof.  Any one of the foregoing Tax Returns shall be referred to sometimes as a “Tax Return.”

1.2	Interpretation and Accounting Terms.

1.2.1	Interpretation.

(a)	Whenever in this Agreement the terms “include,” “includes,” “including,” and derivative or similar words, are used, they shall be construed to be followed by the phrase “without limitation.”

(b)
Whenever in this Agreement the term “agreement” is used, it shall be deemed to refer to binding agreements, commitments, leases, contracts, contract rights, licenses and sublicense agreements, quotations, purchase orders, customer orders, work orders and other executory rights.

(c)
Wherever in this Agreement a statute or other piece of legislation is referenced, such reference shall be deemed to include any and all amendments thereto, as well as any successor legislation which may be adopted subsequent to the date of this Agreement, and covering the same subject matter or the referenced statute or legislation.

(d)	Whenever in this Agreement the term “party to” is used in regard to an agreement, it shall be construed as meaning “party to or bound by.”

(e)
Wherever in this Agreement reference is made to a Schedule “hereof” or “attached hereto” the contents of such Schedule shall be deemed to be incorporated into this Agreement by reference, as an integral part of this Agreement.

(f)	The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(g)
Each reference in this Agreement to an Article, Paragraph, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article, Paragraph or Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively.

(h)	Whenever in this Agreement the terms “hereof,” “herein,” “hereby,” or derivative or similar words are used, such terms refer to this entire Agreement.

(i)	All references herein to “days” in this Agreement are to consecutive calendar days unless Business Days are specified.

(j)
The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any Party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its counsel prepared the same, it being agreed that representatives of both Parties have participated in the preparation hereof.

(k)
Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

1.3           Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

ARTICLE 2

COVENANTS AND UNDERTAKINGS

2.1           Purchase and Sale of Shares. Subject to the terms and conditions hereinafter set forth, at Closing, the Company shall sell and deliver to Buyer such number of Company Shares as is equal to the number of Buyer’s Shares, which Company Shares shall be free and clear of all encumbrances. Such sale and delivery shall be evidenced by a share certificate reasonably satisfactory in form and substance to Buyer and its counsel.

2.2           Consideration for Sale of Company Shares.  In consideration for the Company Shares, the obligations of the Company and the other rights of Buyer hereunder, Buyer covenants to the Company that, as consideration for the Company Shares, it shall contribute all of the Buyer’s Shares to the Company.  The Buyer’s Shares, when transferred to the Company as set forth herein, shall be free and clear of all encumbrances

2.3           The Closing.  The Closing shall take place within five (5) Business days after all of the conditions to Closing required hereunder herein shall have been fully complied with or waived, at 10:00 a.m. Eastern time on the Closing Date, at the offices of Gersten Savage LLP, 600 Lexington Avenue, New York, NY 10022, or at such other time or place as the Parties may mutually agree in writing; provided, however, that in no event shall the Closing take place after May 15, 2009, assuming no review by the SEC of the Company’s Preliminary 14C; or July 15, 2009, in the event that the SEC notifies the Company of its intention to do a limited or full review of the Preliminary 14C.  At Closing, the Company shall deliver or cause to be delivered to Buyer the documents identified in Article 6 hereof and Buyer shall deliver or cause to be delivered to the Company the documents identified in Article 7 hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, that the statements contained in this Article 3, are true and correct except for events, transactions or occurrences expressly contemplated or required by this Agreement.

3.1	Corporate Existence and Power.

(a)
The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.  The Company has made available to Buyer true, complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect.

(b)
The Company has all requisite corporate power and authority to own, lease and use its assets and to transact the Business, and holds all authorizations, franchises, licenses and permits required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting.  The Company is in good standing in each of the jurisdiction(s) where it is duly licensed or qualified to do business as a foreign corporation and in any other jurisdiction where such license or qualification is required, and is in good standing in each such jurisdiction, except for jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(c)
The Company has the corporate power, authority and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and in each Exhibit hereto, as applicable, and to consummate the transactions contemplated hereby and thereby.

3.2	Valid and Enforceable Agreement; Authorization; Non-contravention.

(a)
This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  All action on the part of the Company and its officers , directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby has been taken.

(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any independent corporate action on the part of the Company.

(c)
Except as may be disclosed on Schedule 3.2(c), the Company is not a party to, subject to or bound by any Contract, Law or Order which does or would (i) conflict with or be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by the Company of this Agreement, (ii) prevent the carrying out of the transactions contemplated hereby.  Except as described in Article 7 hereof, no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Government or third party is required in connection with the execution, delivery or performance of this Agreement by the Company, or the consummation the Company of the transactions contemplated hereby, except for any such permits, consents, waivers, approvals, authorizations, declarations, filings or registrations the failure of which to obtain would not have a Material Adverse Effect.  Except as disclosed on Schedule 3.2(c), the transactions contemplated hereby will not result in the creation of any Lien against the Company or any of its properties or assets, nor in the cancellation or modification of any license, agreement or arrangement to which the Company is a party, except for any such cancellations or modifications which would not, individually or in the aggregate, produce a Material Adverse Effect.

3.3	Capitalization and Ownership.

(a)
The authorized capital stock of the Company, and the names, addresses and holdings of the record holders thereof are set forth in Schedule 3.3(a) attached hereto. All of the Company Shares were duly authorized and validly issued, and are fully paid and non-assessable without restriction on the right of transfer thereof (other than restrictions on transfer solely pursuant to applicable state and federal securities laws).  Except for Buyer’s rights pursuant to this Agreement, or as otherwise set forth on Schedule 3.3(a), (i) there are no authorized or outstanding (A) securities of the Company other than the Company Shares, or (B) warrants, preemptive rights, other rights, or options with respect to any securities of the Company, and (ii) the Company is not subject to any obligation to issue, sell, deliver, redeem, exchange, convert, repurchase, substitute or otherwise transfer, acquire or retire the Company Shares or any other securities of the Company.

(b)
The Company does not have any subsidiaries.  Except as may be set forth on Schedule 3.3(b), the Company does not directly or indirectly own or have any capital stock or other equity interest in any other Person (including, without limitation, any contractual, joint venture, profit sharing or other similar quasi-equity arrangement), and there are no Contracts to effect any of the foregoing to which the Company is a party.

3.4           Events Subsequent to October 31, 2008.  Since October 31, 2008, except as set forth on Schedule 3.4 attached hereto, there has been no:

(a)
Material Adverse Event or change in the business or condition (financial or otherwise), operations or results of operations of the Company, or to the Company’s Knowledge, current prospects, other than changes in the Ordinary Course (which changes have not, individually or in the aggregate, had a Material Adverse Effect);

(b)	damage, destruction or loss, whether covered by insurance or not, affecting the tangible assets of the Company which individually exceeds $2,500 or in the aggregate exceeds $10,000;

(c)	declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) with respect to any securities of the Company;

(d)	sale or direct or indirect redemption, purchase or other acquisition of securities of the Company;

(e)
increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, director, officer, or agent, except for increases in salary, wages or benefits in the Ordinary Course which individually exceeds $2,500 or in the aggregate exceeds $10,000;

(f)
accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company, other than in the Ordinary Course and provided that any such accrual or arrangement does not individually exceed $2,500 or in the aggregate exceed $10,000;

(g)	material transaction entered into or carried out by the Company in connection with the Business other than in the Ordinary Course;

(h)
borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or otherwise, by or on behalf of the Company or any endorsement, assumption, or guarantee of payment or performance of any such indebtedness or any Liabilities of any other Person by or on behalf of the Company other than in the Ordinary Course and provided that any such borrowing or incurrence of indebtedness does not individually exceed $2,500 or in the aggregate exceed $10,000;

(i)	change made by the Company with respect to its Tax or financial accounting, or the making of any Tax election;

(j)	grant of any Lien (other than a Permitted Liens) with respect to the assets, properties or rights of the Company;

(k)	issuance by the Company of any security, including without limitation any option, warrant or right to receive any security;

(l)	change in the authorized capital or outstanding securities of the Company;

(m)
payment of any obligation or liability (absolute or contingent) by the Company, other than current liabilities reflected in or shown on the Financial Statements and current liabilities incurred in the Ordinary Course;

(n)	change in any accounting methods or practices by the Company (including, without limitation, any change in depreciation or amortization methods, policies, or rates);

(o)	entry into, or amendment, modification, or termination of, any Material Contracts;

(p)
waiver or release of any right or claim of the Company or cancellation of any debts or claims, except in the Ordinary Course and provided that any such waiver or release does not individually exceed $2,500 or in the aggregate exceed $10,000;

(q)	capital expenditure by the Company individually exceeding $2,500 or in the aggregate exceeding $10,000; and

(r)	any agreement by, or Board resolution authorizing, the Company to do any of the foregoing items.

3.5	Undisclosed Liabilities.

(a)	To the Company’s Knowledge, it does not have any Liabilities, except:

(i)	those Liabilities identified on the Financial Statements and as may be reflected on Schedule 3.5(a) attached hereto; or

(ii)	as incurred in the Ordinary Course since the date of the most recent Financial Statements (none of which has had or may reasonably be expected to have a Material Adverse Effect on the Company).

(b)
To the Company’s Knowledge, except as disclosed herein, there is no currently existing condition or circumstance which would reasonably be expected to result in such a Liability which would have a Material Adverse Effect.

3.6           No Breach of Law or Governing Document.  The Company is not (i) in default under or in breach or violation of any Law, or of any provision of its Articles of Incorporation or Bylaws, or (ii) the provisions of any Government regulation, permit, franchise, or license, which breach or violation of such regulation, permit, franchise, or license would have a Material Adverse Effect on the Company.  The Company has not received any notice alleging any such default, breach or violation.  Neither the execution of this Agreement nor any Related Document, nor the Closing, does or will constitute or result in any such default, breach or violation.  To the Company’s Knowledge, the Company is not the subject or target of any threatened reviews, actions, inquiries, investigations, or regulatory action by the US Securities and Exchange Commission or any other regulatory agency having jurisdiction over the Company, its assets and/or securities issued by the Company.

3.7           Litigation.

(a)
Except as maybe set forth in Schedule 3.7, there is no suit, claim, litigation, proceeding (administrative, regulatory, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, an “Action”), pending or, to the Company’s Knowledge, threatened, anticipated or contemplated, against the Company, involving the Business, or involving any of the Company’s properties, assets, rights or capital stock, or any of its directors, officers, agents, or other personnel in their capacity as such, including without limitation any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby.

(b)	The Company is not currently and, to the Company’s Knowledge, has not been, subject to any Order other than Orders of general applicability.

3.8           Owned and Leased Real Property.

(a)	There are no interests in real property owned by the Company.

(b)	The Company does not lease any real property.

3.9          Licenses and Permits.  The Company possesses all licenses, permits and other authorizations and Governmental approvals required for the conduct of the Business in the manner in which it is currently being conducted.  Each such license or permit is valid and in full force and effect and is not subject to any pending or, to the Company’s Knowledge, threatened or contemplated administrative or judicial proceeding to revoke, cancel or declare such license or permit invalid in any respect, except where such action would not have a Material Adverse Effect on the Business.  Upon Closing, the Company will have all right and authority to conduct its activities pursuant to such licenses and permits.  The Company is in compliance in all respects with such licenses and permits except where such non compliance would have a Material Adverse Effect.  No such license or permit has been, or to the Company’s Knowledge is threatened to be, revoked, canceled, suspended or materially adversely modified.  Neither the execution of this Agreement nor the Closing does or will constitute or result in a material default under or violation of any such license or permit.

3.10          Filing of Tax Returns and Payment of Taxes.  The Company has timely filed all Tax Returns required to be filed by it.  To the Company’s Knowledge, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all respects.  All Taxes that have become due and payable by the Company have been timely paid, and, to the Company’s Knowledge, the Company is not and will not be liable for any additional Taxes in respect of any Taxable period or any portion thereof ending on or before December 31, 2008 in an amount that exceeds the corresponding reserve therefor separately identified in Schedule 3.10, if any, as reflected in the Financial Statement dated as of October 31, 2008, and any Taxes of the Company arising after such date and at or before the Closing have been or will be incurred in the ordinary course of the Company’s business.  The Company has delivered to the Buyer true, correct and complete copies of all Tax Returns filed by or with respect to it with respect to Taxable periods ended before January 1, 2008, and has delivered or made available to the Buyer all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, and statements of deficiencies proposed, assessed against or agreed to by the Company.  No claim has ever been made by a Governmental agency in a jurisdiction where the Company does not pay tax or file tax returns that the Company is or may be subject to taxes assessed by such jurisdiction.

3.11          Contracts and Commitments.  The only material contract to which the company is a party is the Business and Management Services Agreement between Hammond Management Corporation and the Company dated as of February 7, 2007 (the “Hammond Management Agreement”), which agreement shall terminate on Closing.  The Company further represents and warrants that, as of the Effective Time, the Company shall not be indebted to Hammond Management Corporation or its executives or employees for the payment of compensation, fees, or other form of consideration for any services rendered to the Company pursuant to such agreement.

3.12          Validity of Contracts.  The Material Contract is a valid, binding and enforceable obligation of the Company and, to the Company’s Knowledge, the other parties thereto, in accordance with its terms and conditions, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought, and further subject to any other legal defenses to enforcement that may be available to the Company or the Company’s Affiliates, as applicable, or any of them.  The Company is not, to the extent it would create a current or future Liability of Buyer and/or the Company, the Company has not been, and to the Company’s Knowledge, no other party to a Material Contract is, in material breach or violation of or default under the Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a breach, violation or default on the part of any party thereto, cause the acceleration of any Liability of the Company or any other party thereto, or the creation of a Lien upon any assets of the Company or the Shares, or require any consent thereunder.  The Company has provided or made available to Buyer a true, complete and accurate copy of the Material Contract.

3.13          Labor Matters.  The Company is not a party to or bound by any collective bargaining, works council, union representation or similar agreement.  The Company will not hire any employees nor enter into any employment arrangements with any Person between the date of the Agreement and the Closing.

3.14          Employee Benefit Matters.  The Company has no Plan, whether or not subject to ERISA, which the Company maintains, or to which the Company contributes, or has any obligation to contribute.

3.15          Books and Records and Financial Controls.

(a)
True, correct and complete copies of the books of account, stock record books, minute books, bank accounts, and other corporate records solely relating to the Company (where necessary, redacted to exclude information not solely related to the Company) have been made available, and during the course of Buyer’s due diligence, will be made available to Buyer and such books and records have been maintained in accordance with good business practices consistently applied.  The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any special committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or special committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Company.

(b)
The Company uses commercially reasonable efforts to establish proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

3.16          Propriety of Past Payments.  Except as may be set forth in Schedule 3.16 attached hereto, no finder’s fee or other payment has been, or will be, made by or on behalf of the Company in respect of, or in connection with, any commitment to any person, firm, corporation or other entity which is not a party to such Contract or commitment.  No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company’s corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

3.17          Guarantees.  The Company is not a guarantor, indemnitor, surety or accommodation party or, to the Company’s Knowledge, otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the Ordinary Course.

3.18          Accuracy of Information.  To the Company’s Knowledge, none of the representations, warranties or statements of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in this Agreement or in any Schedule or Exhibit hereto not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and each Seller that, as of the date of this Agreement and the Closing, the statements contained in this Article 4 are true and correct except for events, transactions or occurrences contemplated or required by this Agreement, or set forth on any Schedule hereto.

4.1           Corporate Existence and Power.

(a)	Buyer is a corporation, validly existing and in good standing under the laws of the State of Delaware.

(b)
Buyer has all requisite corporate power and authority to own and use its assets and to transact the business in which it is engaged, and holds all franchises, licenses and permits required therefor.  Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required except for jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(c)
Buyer has the corporate power, authority and capacity to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and Buyer further represents and warrants that it has the authority to execute this Agreement on behalf of its shareholders, which authority shall be evidenced by a shareholder’s resolution which shall be executed by all of Buyer’s shareholders and delivered to the Company at Closing.

(d)
Buyer is not a party to, subject to or bound by any Contract, Law or Order which would (i) be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution or delivery by Buyer of this Agreement or the performance by Buyer of the transactions contemplated by this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby.  Except as otherwise provided for herein, no waiver or consent of any third Person is required for the execution of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

4.2           Valid and Enforceable Agreement; Authorization.  This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer.

4.3           Brokers, Finders.  No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or Liability in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

4.4           Solvency.  As of the date hereof and the Closing, and the Effective Time (both before and after giving effect to the transactions contemplated by this Agreement), Buyer:  (a) is and shall be solvent; (b) can and shall be able to meet its Liabilities as they become due (including the obligations contained in this Agreement); and (c) has or will have sufficient funds or binding credit arrangements available to it to meet and pay its Liabilities under this Agreement to which it is a party.

4.5           Litigation.  There is no Action pending or, to the Company’s Knowledge, threatened, anticipated or contemplated, against the Company, involving the Business, or involving any of the Company’s properties, assets, rights or capital stock, or any of its directors, officers, agents, or other personnel in their capacity as such, including without limitation any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby.  The Company is not currently and, to the Company’s Knowledge, has not been, subject to any Order other than Orders of general applicability.  The Company has not been or been threatened to be subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products sold, licensed or leased and services performed by the Company.

4.6           Accuracy of Information.  To the Company’s Knowledge, none of the representations, warranties or statements of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in this Agreement or in any Schedule or Exhibit hereto not misleading.

ARTICLE 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1           Confidentiality.

(a)
Each party acknowledges that, during the course of due diligence, such party has and will become aware of confidential information and documents of the other party, and that its use of such confidential information and documents, or communication of such information to third parties, could be detrimental to the other party.  Each party covenants that prior to Closing all information and documents concerning the other party reviewed by it or its representatives in connection with this Agreement or the transactions contemplated hereby shall be maintained in confidence and shall not be disclosed or used by it or its representatives without the other party’s prior written consent, unless the party can demonstrate that such information is (a) otherwise publicly available, (b) in the party’s possession through disclosure by a third party not in violation of any confidentiality or other agreement or applicable Law, (c) required to be disclosed pursuant to judicial order, regulation or law, or (d) required to be disclosed by the rules of a securities exchange on which the party may from time to time be listed.  In the event that the party or any of its representatives becomes legally compelled to disclose any such information or documents as referred to in this Section, the party shall, to the extent reasonably practicable, provide the other party with prompt written notice before such disclosure, in order that the other party may either seek a protective order, at the other party’s expense, or seek another appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 6.1 or both.  With respect to information and documents related to the other party, at the other party’s request, in the event that the Closing shall not occur, or as soon as practicable following termination of this Agreement, (a) the party shall, and shall cause its representatives to, promptly destroy all information and documents concerning the other party (including any copies thereof or extracts therefrom); (b) an officer of the party shall certify to the other party such destruction; and (c) the party shall and shall cause its representatives to keep confidential and not use any such information or documents unless required to disclose such information or documents pursuant to judicial order, regulation or law.

(b)
For purposes of this Agreement, the term “Confidential Information” shall mean any information or data which is disclosed by any party pursuant to or in furtherance of this Agreement and/or the consummation of the several transactions contemplated hereby, and which, if in tangible form or other media that can be converted into readable form, is clearly marked proprietary, confidential or private when disclosed or, if disclosed orally, is identified as proprietary, confidential or private at disclosure.  For orally transmitted information to be deemed Confidential Information, the disclosing party must furnish a written description in such detail as is necessary to identify such information to the recipient, and clearly marked as CONFIDENTIAL, within ten (10) business days of such oral disclosure by the disclosing party.  Confidential Information shall expressly not include any information which (i) becomes available to the general public through no breach of this Agreement; (ii) was previously known by the Recipient without any obligation to hold it in confidence; (iii) is received from a third party free to disclose such information without restriction; (iv) is approved for release by written authorization of the Company; or (v) is required by law to be disclosed, but only to the extent and for the purpose of such legal.

5.2           Public Disclosures.  The Buyer understands that the Company is a publicly-listed corporation, and that the disclosure of information concerning the Company and its business affairs and financial condition is strictly regulated by the US Securities and Exchange Commission and other legal and administrative bodies.  Accordingly, the Buyer hereby agrees that under no circumstances shall such party make or disseminate, or permit any other person to make or disseminate, any public statement, press release or other disclosure concerning this Agreement, any Schedule or Exhibit hereto, or the several transactions and relationships contemplated hereby and thereby, without the prior, written consent of the Company (which consent may be given or withheld in its sole discretion).

5.3           Due Diligence Review.  The Parties understand and acknowledge that each party’s obligations to consummate the transactions contemplated by this Agreement are contingent upon, among other things, the completion, to each such parties’ reasonable satisfaction, of a comprehensive due diligence review (i) of the Company (including, without limitation, a review of the financial books and records of the Company), to be conducted by or on behalf of Buyer by it or its designated representatives, and (ii) of Buyer to be conducted by or on behalf of the Company or their designated representatives.  To that end, each party shall permit the other, its agents and representatives, reasonable access to the books, records, files, assets and other items belonging to such party for purposes of completing the due diligence review referenced above, as well as access to the management of such party for such purpose, all during reasonable hours and with reasonable notice in advance.

5.4           Further Assurances; Cooperation.  From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.  On or after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, and doing any and all such other things as may be reasonably required by the Parties or its counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligation of Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Buyer:

6.1           Accuracy of Representations and Warranties and Performance of Obligations.  All representations and warranties made by the Company in or pursuant to this Agreement shall be true and correct in all material respects, and the Company shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.  The Company shall deliver to Buyer at the Closing a Certificate, signed by the President of the Company, certifying that the conditions stated in this Article 6 respecting the Company have been fulfilled and that the representations and warranties set forth in Section 3 are true and correct to the best of his Knowledge.

6.2           Consents and Approvals.  The parties shall have received all consents and approvals, and gave such notices, as may be required for the Company to enter into, execute and perform the transactions contemplated by this agreement and all such consents and approvals shall be in full force and effect.  All necessary filings with Government authorities or any other third parties shall have been made, including, without limitation:

(a)
Approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of (A) an amendment to the Company’s Certificate of Incorporation to authorize 20,000,000 shares of blank-check preferred stock; (B) an increase in the Company’s authorized shares of common stock to 750,000,000 shares; (C) a change of the Company’s name to “Thwapr, Inc.” to more accurately reflect the new focus of the Company; and (D) an amendment to the Company’s Certificate of Incorporation to allow for supermajority preferred voting rights;

(b)
The filing with the SEC of a Preliminary 14C Information Statement notifying non-consenting shareholders of the approval by the majority of the holders of the Company’s issued and outstanding shares of common stock of the actions described in Section 6.2(a);

(c)	The filing with the SEC of a Definitive 14C Information Statement;

(d)
The filing with the Delaware Secretary of State of an amended Certificate of Incorporation of the Company designating blank check preferred stock, increasing the Company’s authorized shares of common stock; changing the Company’s name and allowing for supermajority preferred voting rights; and

(e)	The filing with the Delaware Secretary of State of a Certificate of Designation for a class of Series A convertible preferred stock with supermajority preferred voting rights.

All licenses, permits, agreements and other items material to the conduct of the Company’s business, as currently being conducted by the Company, shall continue in full force and effect following the change in control of the Company, and that any notice required to be given, or consent required to be obtained, in advance of the Closing shall have been given or obtained, as applicable, prior to the date thereof.

6.3           Due Diligence. The Company shall have delivered to the Buyer any and all documents corresponding to the due diligence checklist provided to the Company by Buyer, and Buyer and its representatives, accountants, legal advisors and/or consultants shall have completed their due diligence review of the Company to the Buyer’s reasonable satisfaction.

6.4           Balance Sheet.  The Company shall have delivered to the Buyer a balance sheet dated as of the Closing Date reflecting direct and contingent liabilities of less than $75,000 and the forgiveness of all loans by or payables to management and directors of the Company outlined on Schedule 6.4.

6.5           Outstanding Equity Interests. As of the Closing Date, the Company shall have no outstanding warrants, options or other equity interests other than 17,640,000 shares of common stock.

6.6           Hammond Management.  The Hammond Management Agreement shall terminate effective as of the Effective Time.

6.7           No Litigation or Contrary Judgment.  On the Closing Date there shall exist no valid Order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which prohibits or prevents the consummation of the transactions contemplated by this Agreement that has not been vacated, dismissed or withdrawn by the Effective Time.  All items set forth on Schedule 3.2(c) shall have been resolved to the reasonable satisfaction of Buyer.

6.8           No Material Adverse Effect. There shall not have occurred, and/or be continuing at Closing, any event that has had or reasonably would be expected to have a Material Adverse Effect.

6.9           Employees of the Company.  As of the Closing Date, all of the Company’s current officers and directors shall have resigned and all of the Buyer’s designated officers and directors of the Company shall have been elected.

6.10           Deliveries of the Company at Closing.  At Closing, the Company shall, as indicated below, deliver or cause to be made available to Buyer the following original completed documents, dated as of the Closing Date (unless otherwise noted below), executed by the persons who are parties thereto, as applicable:

(a)	originally-executed copies of this Agreement, signed by the President of the Company and attested to by the Secretary of the Company;

(b)
certificates (or a duly signed and notarized Affidavit of Lost Stock Certificate) representing all of the Company Shares, free and clear of all Liens (other than restrictions solely evidencing the restricted nature of such Shares pursuant to applicable state and federal securities laws);

(c)	the written resignation of each member of the Board of Directors and each executive officer, effective as of the Effective Time;

(d)
originally executed copies of an Agreement between the Company, Hammond Management Corporation (“HMC”) and Scientific Biofuels Solutions, Ltd. (“SBS”), pursuant to which HMC and SBS agree to cancel their stock and to forgive all loans due to HMC and SBS by the Company at Closing and HMC and the Company agree to terminate the Hammond Management Agreement, effective as of the Closing Date, in accordance with the undertakings attached hereto as Exhibit B.

(e)
a Certificate, signed by the Secretary of the Company, attaching thereto, and certifying as true and correct, (i) copies of resolutions duly passed by the Board of Directors of the Company approving the entry of Company into this Agreement, and authorizing the Company to perform all of its obligations thereunder; (ii) the Articles of Incorporation of the Company, including all amendments thereto, and (iii) the Bylaws of the Company, including all amendments thereto;

(f)
a long-form certificate of good standing of the Company, dated within five (5) Business Days of the Closing Date, from the Delaware Secretary of State (and of the Secretary of State of each State in which the Company is qualified or licensed as a foreign corporation);

(g)	all share transfer books, minute books and other corporate records of the Company;

(h)	the certificate required of the Company’s President, pursuant to Section 6.1 above;

(i)	the Company’s Counsel Legal Opinion; and

(j)	such other customary documents, instruments or certificates as shall be reasonably requested by Buyer and as shall be consistent with the terms of this Agreement.

ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

7.1           Accuracy of Representations and Warranties and Performance of Obligations.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects, except for those representations and warranties that are qualified as to materiality which shall be true and correct in all respects, on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms relates to an earlier date, and Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.  Buyer shall deliver to the Company at the Closing a certificate of the President of Buyer certifying that the conditions stated in this Section 7.1 have been fulfilled.

7.2           Consents and Approvals.  All required filings with Government authorities or any other third parties shall have been made and any necessary authorizations, consents or approvals required from such authorities or third parties shall have been obtained and shall be in full force and effect.

7.3           No Litigation or Contrary Judgment.  On the Closing Date there shall exist no valid Order, statute, rule regulation, executive order, stay decree, judgment or injunction which prohibits or prevents the consummation of the transactions contemplated by this Agreement that has not been vacated, dismissed or withdrawn by the Effective Time.

7.4           Deliveries of the Buyer at Closing.  At Closing, the Buyer shall, as indicated below, deliver or cause to be made available to the Company the following original completed documents, dated as of the Closing Date (unless otherwise noted below), executed by the persons who are parties thereto, as applicable:

(a)	originally-executed copies of this Agreement, signed by the President of Buyer and attested to by the Secretary of Buyer;

(b)	all required consents and approvals from Governments and third parties under Material Contracts;

(c)
a Certificate, signed by the Secretary of Buyer, attaching thereto, and certifying as true and correct, (i) copies of resolutions duly passed by the Board of Directors of Buyer approving the entry of Buyer into this Agreement, and authorizing Buyer to perform all of its obligations thereunder; (ii) the Articles of Incorporation of Buyer, including all amendments thereto, and (iii) the Bylaws of Buyer, including all amendments thereto;

(d)	a certificate of good standing of Buyer, dated within five (5) Business Days of the Closing Date, from the Delaware Secretary of State;

(e)	the certificate required of the Buyer’s President, pursuant to Section 7.1 above;

(f)	the opinion of Buyer’s legal counsel described in Section 1.1.7 hereof;

(g)	A resolution signed by 90% of Buyer’s shareholders authorizing Buyer to enter into this Agreement on such shareholders’ behalf; and

(h)	such other customary documents, instruments or certificates as shall be reasonably requested by Buyer and as shall be consistent with the terms of this Agreement.

ARTICLE 8

SURVIVAL; INDEMNIFICATION

8.1           Survival of Representations and Warranties.  All of the representations and warranties made by any party in this Agreement, or any certificates or documents delivered hereunder shall survive the Closing Date and consummation of the transaction contemplated hereby and will continue for a period of two (2) years following the Closing Date, at which time they shall expire unless and to the extent a notice of claim is made prior to such expiration with respect to any breach of such representation or warranty occurring prior to such expiration and set out in such notice of claim. No Indemnified Person shall be entitled to indemnification for breach of any representation and warranty unless a notice of claim of such breach has been given to the Indemnifying Party within the period of survival of such representation and warranty as set forth herein.

8.2           No Special Damages.  Notwithstanding anything to the contrary contained herein, no party shall be liable to or otherwise responsible to any other party hereto, or any Affiliate of any other party, for consequential, incidental, punitive or special damages or for diminution in value or lost profits that arise out of or relate to this Agreement or the performance or breach hereof or any Liability retained or assumed hereunder.

8.3           Indemnification By the Company.  From and after the Closing, the Company shall indemnify, defend and hold harmless Buyer and its respective Affiliates, directors, officers, employees and agents, each in their capacities as such (the “Buyer Indemnified Parties”), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, whether in respect of third party claims, claims among the parties, or otherwise, directly or indirectly relating to, arising out or resulting from (i) of breach or inaccuracy of any representation or warranty made by the Company in Article 3 for the period such representation or warranty survives and (ii) any breach of or failure by the Company to perform any covenant, agreement or obligation of the Company in this Agreement.

8.4           Indemnification By Buyer.  From and after the Closing, Buyer shall indemnify, defend and hold harmless the Company and its directors, officers, employees and agents, each in their capacities as such (the “Company Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Company Indemnified Parties, whether in respect of third party claims, claims among the parties, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty contained in Article 4 for the period such representation or warranty survives and (ii) any breach of or failure by Buyer to perform any covenant, agreement or obligation of Buyer in this Agreement.

8.5           Claim Notice.  An Indemnified Person shall provide the Indemnifying Party a reasonably detailed written notice of any claims that it may have pursuant to this Article 8 (a “Claim Notice”), and in the event that there be asserted against any Indemnified Person any written claim or demand for which an Indemnifying Party may be obligated to indemnify any Indemnified Person hereunder (a “Third Party Claim”), the Indemnified Person shall provide to the Indemnifying Party a Claim Notice with respect thereto within 30 days following the Indemnified Person’s receipt of such claim (and no fewer than 10 days prior to a scheduled appearance date in a litigated matter).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Person, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby.

8.6           Third Party Claims.  With respect to each Third Party Claim that is the subject of a Claim Notice:

(a)
The Indemnifying Party shall be entitled, to the extent permitted by applicable Law, to assume and control the defense of such Third Party Claim with counsel approved by the Indemnified Person (which approval may not unreasonably be withheld, delayed or conditioned).  If the Indemnifying Party elects to assume and control such defense, it shall be conclusively established that the Indemnifying Party is obligated (subject to the other provisions of this Article 8) to indemnify and reimburse the Indemnified Person in respect of the matters described in the Claim Notice.  Notwithstanding the foregoing, if (i) the Indemnified Person shall have reasonably concluded that there is a reasonable probability that the Third Party Claim may materially and adversely affect it or its Affiliates other than as a result of monetary damages for which the Indemnified Person would be entitled to indemnification or reimbursement under this Article 8, or (ii) the actual or potential defendants in, or targets of, such Third Party Claim include both the Indemnifying Party and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then, in either such case, the Indemnifying Party shall not have the right to assume or control such defense.

(b)	After the Indemnifying Party duly assumes the defense of such Third Party Claim:

(i)
The Indemnified Person shall have the right to, but shall not be obligated to, employ separate counsel and to participate in the defense of such Third Party Claim.  The Indemnifying Party shall reimburse the Indemnified Person for the reasonable fees and disbursements of such separate counsel as incurred, if:  (A) the actual or potential defendants in, or targets of, such Third Party Claim include both the Indemnifying Party and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after electing to assume the defense of the Third Party Claim, or (C) the Indemnifying Party shall authorize the Indemnified Person to employ separate counsel at the Indemnifying Party's expense.

(ii)
The Indemnified Person shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and all costs and expenses incurred by the Indemnified Person in connection therewith shall be a liability of, and shall be paid by, the Indemnifying Party as incurred.

(iii)
The Indemnifying Party shall not settle, compromise, admit liability or consent to the entry of judgment in connection with such Third Party Claim, nor shall it offer to do so, in any such case without the Indemnified Person’s written consent, unless (A) no finding or admission of any violation of Law or any violation of the rights of any Party can be made as the result of such action and such action will have no effect on other claims that have been made or are reasonably likely to be made against the Indemnified Person, and (B) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(iv)
The Indemnifying Party shall have no liability with respect to any compromise, settlement or discharge of the Third Party Claim effected without its written consent (which consent may not unreasonably be withheld, delayed or conditioned).

(c)
If the Indemnifying Party has not provided written notice to the Indemnified Person of its election to assume and control the defense of such Third Party Claim within 15 days following its receipt of the Claim Notice, then (i) the Indemnifying Party shall be bound by any action taken, or any compromise or settlement effected by the Indemnified Person prior to the assumption of such defense by the Indemnifying Party, and (ii) to the extent that such Third Party Claim is subject to indemnification or reimbursement under this Article 8, all costs and expenses incurred by the Indemnified Person in defending the Third Party Claim (including but not limited to legal, accounting and other professional fees and disbursements, removal costs, remediation costs, closure costs and expenses of investigation, preparation, defense and ongoing monitoring) shall be a liability of, and shall be paid by, the Indemnifying Party as incurred.  If the Indemnifying Party has not provided such notice within 60 days following its receipt of the Claim Notice, the Indemnifying Party shall thereafter have no right to assume or control such defense.

(d)
The Indemnified Person and the Indemnifying Party shall keep each other fully informed concerning the status of such Third Party Claim and any related proceedings at all stages thereof, and shall render to each other such assistance as they may reasonably require of each other and shall cooperate with each other in good faith in order to ensure the proper and adequate defense of such Third Party Claim.

(e)
The Indemnified Person and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of the Indemnified Person and the Indemnifying Party to be made so as to preserve any applicable attorney-client or work-product privileges.

(f)
Each Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought for purposes of any claim for indemnification or reimbursement with respect to such Third Party Claim or the matters alleged therein, and agrees that process may be served on such Party with respect to any such claim anywhere in the world.

8.7           Mitigation.  Each Indemnified Person shall use its commercially reasonable efforts to mitigate any indemnifiable Loss.  In the event any Indemnified Person fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnified Person made such efforts.

8.8           Limitations on Indemnification.  Other than with respect to any indemnification claim made with respect to Losses arising from a claim, action or proceeding related to (a) breaches of the representations and warranties contained in Sections 3.5, or (b) fraudulent or willful breaches, no claim for indemnification for breaches of representations or warranties shall be brought by Buyer pursuant to this Section 8 unless the aggregate amount of all claims for Losses pursuant to such section (without regard to any materiality or Material Adverse Effect qualifiers) are greater than $10,000 in the aggregate.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1           Notices.  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) by facsimile, receipt confirmed, (c) on the next Business Day when sent by overnight courier, or (d) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer:	Mobile Video Development, Inc.
15332 Antioch Street, No. 840
Pacific Palisades, CA 90272
Attn:	Bruce Goldstein
CEO

With a copy (which shall
not constitute notice) to:	David Altshuler, Esq.
15332 Antioch Street, No. 840
Pacific Palisades, CA 90272

If to the Company:	Pax Clean Energy
1278 Laurel Road
North Saanich, BC
Canada V8L 5K8
Attn:	Paul Leslie Hammond
President

With a copy (which shall
not constitute notice) to:	Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attn:	David E. Danovitch, Esq.
Partner

9.2           Termination.  This Agreement may be terminated at any time prior to the Effective Time only by mutual written consent of Buyer and the Company; provided, however, that nothing herein shall prevent either party from unilaterally terminating this Agreement in the event that a condition precedent has not been satisfied or there has been a breach of a representation or warranty.  In the event of any termination of this Agreement as provided in this Section 9.2, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no Liability on the part of Buyer or the Company, except that the provisions of Article 5 shall survive any such termination of this Agreement.

9.3           Entire Agreement.  This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all oral or written, prior or contemporaneous, agreements and understandings relative to such subject matter.

9.4           Amendment and Modification.  To the extent permitted by applicable Law, this Agreement shall be amended, modified or supplemented only by a written agreement signed by all of the Parties to this Agreement.

9.5           Assignment; Binding Agreement.  This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, and permitted assigns.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise), by the Parties hereto without the prior written consent of the other Parties, except that Buyer may assign its rights hereunder to any subsidiary corporation formed for the purpose of accomplishing the acquisition contemplated by this Agreement.

9.6           Waiver of Compliance; Consents.  Any failure of the Company, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Buyer, on the one hand, or the Company, on the other hand, and then only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

9.7           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

9.8           Counterparts, Facsimiles.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Facsimiles containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles.

9.9           Severability.  If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.10         Governing Law; Venue.

(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby.  In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the Parties may bring an action in any federal court of competent jurisdiction.  In the event either Party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

(b)
EACH AND EVERY PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 9.10(b).

9.11         No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any Person not a Party hereto, or any such Person’s dependents or heirs, any right to any benefits hereunder, and no such Party shall be entitled to sue any Party to this Agreement with respect thereto.  The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under applicable state and federal securities laws.

9.12         Further Assurances.  Each Party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Effective Date) for the purpose of carrying out or evidencing any of the transactions contemplated herein.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

“THE BUYER”

MOBILE VIDEO DEVELOPMENT, INC.		ATTEST:

By:	/s/ Bruce Goldstein	By:	/s/ David Altshuler
	Bruce Goldstein		David Altshuler
	Chief Executive Officer		Secretary

“THE COMPANY”

PAX CLEAN ENERGY, INC.		ATTEST:

By:	/s/ Paul Leslie Hammond	By:	/s/ Miodrag Andric
	Paul Leslie Hammond		Miodrag Andric
	President and Director		Secretary

ATTEST:

By:	/s/ Miodrag Andric	By:	/s/ Paul Leslie Hammond
	Miodrag Andric		Miodrag Andric
	Director		Paul Leslie Hammond

/s/ Paul Leslie Hammond
Paul Leslie Hammond Individually

/s/ Miodrag Andric
Miodrag Andric Individually

Exhibit A

Form of Certificate of Designation

FORM OF
CERTIFICATE OF DESIGNATION OF THE RELATIVE
RIGHTS AND PREFERENCES
OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
PAX CLEAN ENERGY, INC.

The undersigned, the President of Pax Clean Energy, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”), does hereby certify that, pursuant to the authority conferred upon the Stockholders and the Board of Directors by the General Corporation Law of the State of Delaware, the following resolution creating a series of preferred stock, designated as Series A Convertible Preferred Stock, was duly adopted on _____________, 2009, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there hereby is created out of the shares of the Company’s preferred stock, par value $0.0001 per share, authorized in Article _____ of the Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series A Convertible Preferred Stock,” consisting of Sixteen million (16,000,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

Section 1.          Designation and Amount. The number of shares of the Preferred Stock hereby designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) shall be 16,000,000 shares.  Certificates evidencing the Series A Preferred Stock shall contain the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE RIGHTS, PREFERENCES, AND PRIVILEGES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED FOR A PERIOD OF THREE YEARS FROM THE DATE OF ISSUE ON THIS CERTIFICATE.”

Section 2.          Issuance of Additional Shares.  The number of authorized shares of the Series A Preferred Stock may be reduced or eliminated by the Board of Directors of the Company or a duly authorized committee thereof in compliance with the Delaware General Corporation Law stating that such reduction has been authorized, but the number of authorized shares of Series A Convertible Preferred Stock shall not be increased by the Board of Directors of the Company without the affirmative vote of holders of a majority of the outstanding Series A Convertible Preferred Stock.  Notwithstanding the foregoing, the number of authorized shares of Series A Convertible Preferred Stock shall not be reduced below the number of Series A Convertible Preferred Stock then outstanding.

Section 3.          Dividends and Distributions. The Series A Convertible Preferred Stock shall not be entitled to any accrued, paid, fixed or stated dividend.

Section 4.          Supermajority Voting Rights. The holders of shares of Series A Convertible Preferred Stock shall have five (5) times that number of votes on all matters submitted to the Company’s shareholders entitled to vote on such matters as of the record date or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

Section 5.          Conversion.  Beginning no earlier than three (3) years from the date of issuance of the Series A Convertible Preferred Stock and provided that the Company has received a minimum of ten million (10,000,000) subscribers of the mobile-to-mobile video service offered by the Company, each holder of shares of Series A Convertible Preferred Stock (the “Holders”) shall have the right to convert such shares into shares of the Company’s common stock at the rate of thirty-six (36) shares of common stock for every share of Series A Convertible Preferred Stock.  The Holders shall, upon conversion of the Series A Convertible Preferred Stock, have the same rights, privileges and obligations as the holders of the Company’s common stock; provided, however, that such converted shares shall remain subject to the transfer restrictions outlined in Section 6, below.

Section 6.          Prohibition of Pledge, Sale or Transfer.  The pledge, sale, or other transfer of the Series A Convertible Preferred Stock, including (i) the use of the Series A Convertible Preferred Stock as collateral for borrowing, or (ii) the granting of purchase options to any other person or entity, shall be prohibited until the earlier to occur of (x) three (3) years from the date of issuance of such Series A Convertible Preferred Stock; or (y) upon the occurrence of a Change in Control; provided, however, that a transfer by a Holder, (certified by the Holder to the Company that such transfer is for estate planning purposes), to (A) to an immediate family member; or (B) a trust, corporation, limited partnership or limited liability company created by a Holder and in which the beneficial interest of such trust and/or equity ownership of any such entity is for the principal benefit of the Holder and/or the Holder’s immediate family, shall be permitted.  To the extent of any permitted transfer, such transferred shares shall still, nonetheless, be subject to the provisions set forth in this Certificate of Designation.

For purposes hereof, a “Change of Control” shall be deemed to occur if:

(i)
any person, entity or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), other than the Company or an employee benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Act) of any voting security of the Company, and immediately after such acquisition such person, entity or group is, directly or indirectly, the beneficial owner of securities representing fifty one percent (51%) or more of the total voting power of all of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

(ii)	upon the first purchase of common or preferred shares of the Company pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

(iii)
the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or consummation of any transaction which results in more that fifty one percent (51%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by other than the holders of all of the outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holders relative to other such continuing holders not substantially altered in the transaction.

Section 7.          Reacquired Shares. Any shares of Series A Convertible Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Certificate of Incorporation, as then amended.

Section 8.          Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive an aggregate amount per share equal to the amount he would have otherwise held if those shares have been converted into shares of Common Stock.

Section 9.          Ranking. The Series A Convertible Preferred Stock shall rank [senior] to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless a majority in interest of the holders of Series A Convertible Preferred Stock agree otherwise.

Section 10.        Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock.  Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of the Series A Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

Section 11.        Miscellaneous.

(a)
Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of shares of Series A Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Convertible Preferred Stock, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Convertible Preferred Stock, new shares of Series A Convertible Preferred Stock of like tenor.  The Series A Convertible Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 12 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Convertible Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

(b)
Who Deemed Absolute Owner. The Company may deem the person in whose name the Series A Convertible Preferred Stock shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of the Series A Convertible Preferred Stock for the purpose of receiving any distributions attributable to the Series A Convertible Preferred Stock, for the conversion of the Series A Convertible Preferred Stock and for all other purposes, and the Company shall not be affected by any notice to the contrary.  All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series A Convertible Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

(c)
Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Series A Convertible Preferred Stock.  Upon any transfer of the Series A Convertible Preferred Stock in accordance with the provisions hereof, the Company shall register such transfer on the register of Series A Convertible Preferred Stock.

(d)
Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to the Series A Convertible Preferred Stock.

(e)	Headings. The headings of the Sections of this Certificate of Designation are inserted for convenience only and do not constitute a part of this Certificate of Designation.

(f)
 Severability. If any provision of this Certificate of Designation, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Certificate of Designation and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

It was further resolved that the Company’s executive officers are authorized and directed to take all such actions and to do all such things as the Company or any executive officer of the Company shall deem necessary or convenient to implement and render effective the Series A Convertible Preferred Stock and to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of the DGCL.

It is further declared under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of my own knowledge.

Executed in ________________ on __________ ___, 2009.

________________________
Paul Leslie Hammond President